FLAGSHIP AUTO RECEIVABLES OWNER TRUST 1999-2,

                                     Issuer


                         HARRIS TRUST AND SAVINGS BANK,

                                Indenture Trustee

                                       and

                          FLAGSHIP CREDIT CORPORATION,

                                    Servicer
                  --------------------------------------------

                                    INDENTURE

                          Dated as of November 1, 1999
                  --------------------------------------------


$250,000,000 in aggregate principal amount of Asset-Backed Notes, Series 1999-2,

                                 consisting of:

               $117,000,000 of 6.420% Class A-1 Asset-Backed Notes

               $60,000,000 of 6.705% Class A-2 Asset-Backed Notes

               $43,000,000 of 6.835% Class A-3 Asset-Backed Notes

               $30,000,000 of 6.900% Class A-4 Asset-Backed Notes

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE ............................    3
         SECTION 1.01 Definitions ...............................................    3
         SECTION 1.02 Other Definitional Provisions .............................   19

ARTICLE II THE NOTES ............................................................   20
         SECTION 2.01 Form ......................................................   20
         SECTION 2.02 Execution, Authentication and Deliver .....................   20
         SECTION 2.03 Transfer and Registry; Exchange; Negotiability; Appointment
                       of Certificate Registrar .................................   21
         SECTION 2.04 Regulations With Respect to Exchanges and Transfers .......   22
         SECTION 2.05 Mutilated, Destroyed, Lost or Stolen Notes ................   23
         SECTION 2.06 Persons Deemed Owner ......................................   24
         SECTION 2.07 Payment of Principal and Interest; Defaulted Interest .....   24
         SECTION 2.08 Cancellation ..............................................   25
         SECTION 2.09 Release of Collateral .....................................   25
         SECTION 2.10 Book-Entry Notes ..........................................   25
         SECTION 2.11 Notices to Clearing Agency ................................   26
         SECTION 2.12 Definitive Notes ..........................................   26

ARTICLE III COVENANTS ...........................................................   27
         SECTION 3.01 Payment of Principal and Interest .........................   27
         SECTION 3.02 Maintenance of Office or Agency ...........................   27
         SECTION 3.03 Money for Payments to be Held in Trust ....................   27
         SECTION 3.04 Existence .................................................   29
         SECTION 3.05 Protection of Series Pool .................................   29
         SECTION 3.06 [Reserved] ................................................   30
         SECTION 3.07 Performance of Obligations; Servicing of Auto Loans .......   30
         SECTION 3.08 Issuer May Only Consolidate on Certain Terms ..............   31
         SECTION 3.09 Successor or Transferee ...................................   32
         SECTION 3.10 No Other Business .........................................   32
         SECTION 3.11 No Borrowing ..............................................   32
         SECTION 3.12 Servicer's Obligations ....................................   32
         SECTION 3.13 Guarantees, Loans, Advances and Other Liabilities .........   33
         SECTION 3.14 Capital Expenditures ......................................   33
         SECTION 3.15 Compliance with Laws ......................................   33
         SECTION 3.16 Restricted Payments .......................................   33
         SECTION 3.17 Notices of Events of Default ..............................   33
         SECTION 3.18 Further Instruments and Acts ..............................   33
         SECTION 3.19 Amendments of Sales and Servicing Agreement ...............   34

         SECTION 3.20 Tax Characterization ......................................   34
ARTICLE IV ACCOUNTS; PAYMENTS; STATEMENTS TO NOTEHOLDERS ........................   34
         SECTION 4.01 Establishment of Accounts .................................   34
         SECTION 4.02 Spread Account Initial Deposit ............................   36
         SECTION 4.03 Certain Reimbursements to the Servicer ....................   36
         SECTION 4.04 Application of Collections ................................   36
         SECTION 4.05 Withdrawals from Spread Account ...........................   36
         SECTION 4.06 Additional Deposits .......................................   37
         SECTION 4.07 Payments ..................................................   37
         SECTION 4.08 Payments to Noteholders ...................................   39
         SECTION 4.09 [Reserved .................................................   39
         SECTION 4.10 Statements to Noteholders .................................   40
         SECTION 4.11 Optional Deposits by the Insurer; Notice of Waivers .......   41

ARTICLE V THE POLICY ............................................................   41
         SECTION 5.01 Claims Under Policy .......................................   41
         SECTION 5.02 Preference Claims .........................................   43
         SECTION 5.03 Surrender of Policy .......................................   43

ARTICLE VI SATISFACTION AND DISCHARGE ...........................................   44
         SECTION 6.01 Satisfaction and Discharge of Indenture ...................   44
         SECTION 6.02 Application of Trust Money ................................   44
         SECTION 6.03 Repayment of Moneys Held by Note ..........................   45

ARTICLE VII REMEDIES ............................................................   45
         SECTION 7.01 Events of Default .........................................   45
         SECTION 7.02 Rights Upon Event of Default ..............................   47
         SECTION 7.03 Collection of Indebtedness and Suits for Enforcement
                        by Indenture Trustee ....................................   48
         SECTION 7.04 Remedies ..................................................   51
         SECTION 7.05 [Reserved] ................................................   52
         SECTION 7.06 Priorities ................................................   52
         SECTION 7.07 Limitation of Suits .......................................   53
         SECTION 7.08 Unconditional Rights of Noteholders To Receive Principal
                         and Interest ...........................................   54
         SECTION 7.09 Restoration of Rights and Remedies ........................   54
         SECTION 7.10 Rights and Remedies Cumulative ............................   54
         SECTION 7.11 Delay or Omission Not a Waiver ............................   54
         SECTION 7.12 Control by Noteholders ....................................   55
         SECTION 7.13 Waiver of Defaults ........................................   55
         SECTION 7.14 Undertaking for Costs .....................................   56

         SECTION 7.15 Waiver of Stay or Extension Laws ................................   56

ARTICLE VIII THE INDENTURE TRUSTEE ....................................................   56
         SECTION 8.01 Duties Of Indenture Trustee .....................................   56
         SECTION 8.02 Rights of Indenture Trustee .....................................   58
         SECTION 8.03 Individual Rights of Indenture Trustee ..........................   59
         SECTION 8.04 Indenture Trustee's Disclaimer ..................................   60
         SECTION 8.05 Notice of Defaults ..............................................   60
         SECTION 8.06 Reports by Indenture Trustee to Holders .........................   60
         SECTION 8.07 Compensation and Indemnity ......................................   60
         SECTION 8.08 Replacement of Indenture Trustee ................................   61
         SECTION 8.09 Successor Indenture Trustee by a Merger .........................   63
         SECTION 8.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee   63
         SECTION 8.11 Appointment and Powers ..........................................   64
         SECTION 8.12 Performance of Duties ...........................................   65
         SECTION 8.13 Limitation on Liability .........................................   65
         SECTION 8.14 Successor Indenture Trustee .....................................   66
         SECTION 8.15 Representations and Warranties of the Indenture Trustee .........   67
         SECTION 8.16 Waiver of Setoffs ...............................................   67
         SECTION 8.17 Control by the Controlling Party ................................   68
         SECTION 8.18 Insurer as Controlling Party ....................................   68
         SECTION 8.19 Eligibility and Disqualification of Indenture Trustee ...........   68
         SECTION 8.20 Resignation or Removal of Indenture Trustee .....................   69
         SECTION 8.21 Preferential Collection of Claims Against Issuer ................   69

ARTICLE X NOTEHOLDERS' LISTS AND REPORTS ..............................................   70
         SECTION 9.01 Issuer To Furnish To Indenture Trustee Names and
            Addresses of Noteholders ..................................................   70
         SECTION 9.02 Preservation of Information; Communications to Noteholders ......   70

ARTICLE X COLLECTION OF MONEY AND RELEASES OF SERIES POOL .............................   70
         SECTION 10.01 Collection of Money ............................................   70
         SECTION 10.02 Release of Series Pool .........................................   71

ARTICLE XI SUPPLEMENTAL INDENTURES ....................................................   71
         SECTION 11.01 Supplemental Indentures Without Consent of Noteholders .........   71
         SECTION 11.02 Supplemental Indentures with Consent of Noteholders ............   72
         SECTION 11.03 Execution of Supplemental Indentures ...........................   74
         SECTION 11.04 Effect of Supplemental Indenture ...............................   74
         SECTION 11.05 Reference in Notes to Supplemental Indentures ..................   74

ARTICLE XII REDEMPTION OF NOTES .......................................................   75

         SECTION 12.01 Redemption .....................................................   75
         SECTION 12.02 Form of Redemption Notice ......................................   75
         SECTION 12.03 Notes Payable on Redemption Date ...............................   76

ARTICLE XIII MISCELLANEOUS ............................................................   76
         SECTION 13.01 Compliance Certificates and Opinions, etc ......................   76
         SECTION 13.02 Form of Documents Delivered to Indenture Trustee ...............   77
         SECTION 13.03 Acts of Noteholders ............................................   78
         SECTION 13.04 Notices, etc., to Indenture Trustee, Issuer and Rating Agencies    79
         SECTION 13.05 Notices to Noteholders Waiver ..................................   80
         SECTION 13.06 Alternate Payment and Notice Provisions ........................   81
         SECTION 13.07 Effect of Headings and Table of Contents .......................   81
         SECTION 13.08 Successors and Assigns .........................................   81
         SECTION 13.09 Severability ...................................................   81
         SECTION 13.10 Benefits of Indenture ..........................................   81
         SECTION 13.11 Counterparts ...................................................   82
         SECTION 13.12 Recording of Indenture .........................................   82
         SECTION 13.13 Issuer Obligation ..............................................   82
         SECTION 13.14 No Petition ....................................................   82
         SECTION 13.15 Inspection .....................................................   83
         SECTION 13.16 Legal Holidays .................................................   83
         SECTION 13.17 Governing Law ..................................................   83
         SECTION 13.18 Conflict with Trust Indenture Act ..............................   83
         SECTION 13.19 Limitation of Liability ........................................   83

Exhibits

EXHIBIT A-1     Form of Class A-1 Note
EXHIBIT A-2     Form of Class A-2 Note
EXHIBIT A-3     Form of Class A-3 Note
EXHIBIT A-4     Form of Class A-4 Note
EXHIBIT B       Form of Certificate of Authentication

                                    INDENTURE


     This INDENTURE dated as of November 1, 1999, is among FLAGSHIP AUTO RECEIVABLES OWNER TRUST 1999-2, as issuer (herein called the "Issuer"), HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, as indenture trustee (herein called the "Indenture Trustee"), and FLAGSHIP CREDIT CORPORATION, as servicer (herein called the "Servicer").

                                    RECITALS

     The Issuer has duly authorized the issuance of $250,000,000 in aggregate principal amount of its Asset-Backed Notes, Series 1999-2, consisting of $117,000,000 aggregate principal amount of 6.420% Class A-1 Asset-Backed Notes (the "Class A-1 Notes"), $60,000,000 aggregate principal amount of 6.705% Class A-2 Asset-Backed Notes (the "Class A-2 Notes"), $43,000,000 aggregate principal amount of 6.835% Class A-3 Asset-Backed Notes (the "Class A-3 Notes"), and $30,000,000 aggregate principal amount of 6.900% Class A-4 Asset-Backed Notes (the "Class A-4 Notes", together with the Class A-1 Notes, Class A-2 Notes, and Class A-3 Notes, the "Notes"), of substantially the tenor hereinafter set forth, and to provide therefor the Issuer has duly authorized the execution and delivery of this Indenture. The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes shall be entitled to payments of interest and principal as set forth herein.

     MBIA Insurance Corporation (the "Insurer") has issued and delivered a financial guaranty insurance policy, dated the Closing Date (with endorsements, the "Policy"), pursuant to which the Insurer guarantees Insured Payments, as defined in the Policy.

     As an inducement to the Insurer to issue and deliver the Policy, the Issuer and the Insurer have executed and delivered the Insurance Agreement, dated as of November 1, 1999 (as amended from time to time, the "Insurance Agreement") among the Issuer, the Seller, the Depositor, the Owner Trustee, the Special Member, the Insurer, Flagship Credit Corporation, Harris Trust and Savings Bank, as Indenture Trustee and Collateral Agent, and Copelco Financial Services Group, Inc., as Back-up Servicer.

     As an additional inducement to the Insurer to issue the Policy, and as security for the performance by the Issuer of the Insurer Secured Obligations (as defined below) and as security for the performance by the Issuer of the Indenture Trustee Secured Obligations, the Issuer has agreed to assign the Collateral (as defined below) as collateral to the Indenture Trustee for the benefit of the Issuer Secured Parties, as their respective interests may appear.

                                 GRANTING CLAUSE

     The Issuer hereby Grants to the Indenture Trustee at the Closing Date, for the benefit of the Issuer Secured Parties,

          (i) all right, title and interest of the Issuer in and to the Auto Loans listed in Schedule A to the Owner Trust Purchase Agreement and all monies received thereunder after the Cutoff Date and all Actual Recovery Amounts received with respect to such Auto Loans after the Cutoff Date;

          (ii) all right, title and interest of the Issuer in and to the security interests in the Financed Vehicles granted by Obligors pursuant to the Auto Loans and any other interest of the Issuer in such Financed Vehicles, including, without limitation, the certificates of title and all other evidence of ownership with respect to such Financed Vehicles;

          (iii) all right, title and interest of the Issuer in and to any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or certificates relating to the Financed Vehicles securing the Auto Loans or the Obligors thereunder;

          (iv) all right, title and interest of the Issuer in and to certain contracts, including certain third party contracts and dealer agreements;

          (v) all right, title and interest of the Issuer in and to refunds for the costs of extended service contracts with respect to Financed Vehicles securing the Auto Loans, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering an Obligor or Financed Vehicle or his or her obligations with respect to a Financed Vehicle and any recourse to Dealers for any of the foregoing;

          (vi) the Loan File related to each Auto Loan;

          (vii) all amounts and property from time to time held in or credited to the Collection Account;

          (viii) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing;

          (ix) the Issuer's rights and benefits, but none of its obligations or burdens, under the Owner Trust Purchase Agreement, including, without limitation, the rights of the Depositor under the Depositor Purchase Agreement and the rights of the Seller under the Sales and Servicing Agreement; and

          (x) all proceeds of the foregoing

(collectively, the "Collateral").

     In addition, the Issuer shall cause the Policy to be issued for the benefit of the Noteholders.

     The foregoing Grant is made in trust to the Indenture Trustee, for the benefit of the Holders of the Notes and for the benefit of the Insurer. The Indenture Trustee hereby acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties as required in this Indenture to the best of its ability to the end that the interests of such parties, recognizing the priorities of their respective interests may be adequately and effectively protected.

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.01 Definitions. Except as otherwise specified herein, the following terms have the respective meanings set forth below for all purposes of this Indenture and the definitions of such terms are equally applicable to both the singular and plural forms of such terms and to each gender.

     Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Sales and Servicing Agreement.

     "Account Property" means the Accounts, all amounts and investments held from time to time in any Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

     "Accounts" has the meaning assigned thereto in Section 4.01.

     "Act" has the meaning specified in Section 13.03(a).

     "Actual Recovery Amounts" with respect to a Charged-off Auto Loan, proceeds from the sale of the related Financed Vehicle, proceeds of the related insurance policy, proceeds from any dealer agreements and any other recoveries with respect to such Charged-off Auto Loan and the related Financed Vehicle, net of reasonable and customary out-of-pocket expenses incurred by the Servicer in connection with collection, enforcement, or liquidation relative to the Auto Loans and amounts so received that are required to be refunded to the Obligor on such Auto Loan.

     "Additional Noteholders' Principal Payment Amount" means, on each Payment Date on which the outstanding principal balance of the Notes (after giving effect to the payment of the Noteholders' Principal Payment Amount for such Payment Date) exceeds the Notes Target Amount, the lesser of (a) an amount necessary to reduce the aggregate principal amount of the Notes to the Notes Target Amount and (b) the amount of Available Funds remaining on deposit in the Collection Account for such Payment Date after making the payments set forth in
Section 4.07(a)(i)-(viii).

     "Affiliate" of any Person means any Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with such Person. For purposes of this definition of "Affiliate", the term "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause a direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Aggregate Principal Balance" means, with respect to any date of determination, the sum of the Principal Balances for all Auto Loans (other than (i) any Auto Loan that became a Charged-off Auto Loan prior to the end of the related Collection Period and (ii) any Auto Loan that became a Purchased Auto Loan prior to or as of the end of the related Collection Period) as of the date of determination.

     "Annual Trustee Expense Cap" means an amount of $50,000 in any twelve month period from the Closing Date; provided that, in the event unpaid reasonable and customary out-of-pocket expenses of the Indenture Trustee and Collateral Agent in any such twelve month period are less than $50,000, the amount of the difference between $50,000 and the amount of such expenses will be added to increase the Annual Trustee Expense Cap for the immediately successive twelve month period on a cumulative basis; provided, further, that for each twelve month period beginning after the occurrence and during the continuance of an Event of Default or a Servicer Termination Event (in such event, the Indenture Trustee will consult with the Insurer in connection with such expenditures), the Annual Trustee Expense Cap shall be $150,000.

     "Authorized Officer" means, with respect to the Issuer and the Servicer, any officer or agent acting pursuant to a power of attorney of the Owner Trustee or the Servicer, as applicable, who is authorized to act for the Owner Trustee or the Servicer, as applicable, in matters relating to the Issuer or the Servicer, as applicable, and who is identified on the list of Authorized Officers delivered by the Servicer to the Indenture Trustee and the Insurer on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

     "Auto Loans" has the meaning assigned to such term in the Sales and Servicing Agreement.

     "Available Funds" means, with respect to a Payment Date, will be the sum of the following amounts with respect to the preceding Collection Period: (a) all principal and interest payments on the Auto Loans; (b) all proceeds received during the related Collection Period with respect to Auto Loans that became Charged-off Auto Loans during such related Collection Period, net of the reasonable and customary out-of-pocket expenses incurred by the Servicer in connection with collection, enforcement or liquidation and any amounts required by law to be remitted to the Obligor on such Charged-off Auto Loan; (c) proceeds from Actual Recovery Amounts with respect to Charged-off Auto Loans; (d) earnings on investments of funds in the Collection Account and the Spread Account during the related Collection

Period; and (e) the Purchase Amount deposited in the Collection Account for each Auto Loan that was repurchased by the Originator, Flagship LLC or the Servicer, as the case may be, as of the last day of the related Collection Period.

     "Book-Entry Notes" means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10.

     "Business Day" means any day other than a Saturday, Sunday or other day on which the Insurer or commercial banking institutions are authorized or obligated to remain closed in Philadelphia, Pennsylvania, New York, New York or such other city where the corporate trust office of the Owner Trustee, Indenture Trustee or the Insurer is then located.

     "Charged-off Auto Loan" has the meaning assigned to such term in the Spread Account Agreement.

     "Class A-1 Final Scheduled Maturity Date" means the November 2002 Payment Date.

     "Class A-1 Interest Rate" means 6.420% per annum.

     "Class A-1 Noteholders' Interest Carryover Shortfall" means, with respect to any Payment Date, the excess of the Class A-1 Noteholders' Interest Payment Amount for the preceding Payment Date over the amount that was actually deposited in the Collection Account on such preceding Payment Date on account of the Class A-1 Noteholders' Interest Payment Amount.

     "Class A-1 Noteholders' Interest Payment Amount" means, with respect to any Payment Date, the sum of the Class A-1 Noteholders' Monthly Interest Payment Amount for such Payment Date and the Class A-1 Noteholders' Interest Carryover Shortfall for such Payment Date, plus interest on such Class A-1 Noteholder's Interest Carryover Shortfall, to the extent permitted by law, at the Class A-1 Interest Rate to, but excluding, the current Payment Date.

     "Class A-1 Noteholders' Monthly Interest Payment Amount" means (a) for the first Payment Date, an amount equal to the product of (i) the Class A-1 Interest Rate, (ii) the initial outstanding principal amount of the Class A-1 Notes and
(iii) a fraction, the numerator of which is the number of days from and including the Closing Date to but excluding the first Payment Date (assuming that there are 30 days in each month of the year) and the denominator of which is 360; and (b) for any Payment Date after the first Payment Date, an amount equal to the product of (i) one-twelfth of the Class A-1 Interest Rate and (ii) the outstanding principal amount of the Class A-1 Notes as of the close of the preceding Payment Date (after giving effect to all payments on account of principal on such preceding Payment Date).

     "Class A-1 Notes" means the Class A-1 6.420% Asset-Backed Notes, substantially in the form of Exhibit A-1.

     "Class A-2 Final Scheduled Maturity Date" means the January 2004 Payment Date.

     "Class A-2 Interest Rate" means 6.705% per annum.

     "Class A-2 Noteholders' Interest Carryover Shortfall" means, with respect to any Payment Date, the excess of the Class A-2 Noteholders' Interest Payment Amount for the preceding Payment Date over the amount that was actually deposited in the Collection Account on such preceding Payment Date on account of the Class A-2 Noteholders' Interest Payment Amount.

     "Class A-2 Noteholders' Interest Payment Amount" means, with respect to any Payment Date, the sum of the Class A-2 Noteholders' Monthly Interest Payment Amount for such Payment Date and the Class A-2 Noteholders' Interest Carryover Shortfall for such Payment Date, plus interest on such Class A-2 Noteholder's Interest Carryover Shortfall, to the extent permitted by law, at the Class A-2 Interest Rate to, but excluding, the current Payment Date.

     "Class A-2 Noteholders' Monthly Interest Payment Amount" means (a) for the first Payment Date, an amount equal to the product of (i) the Class A-2 Interest Rate, (ii) the initial outstanding principal amount of the Class A-2 Notes and
(iii) a fraction, the numerator of which is the number of days from and including the Closing Date to but excluding the first Payment Date (assuming that there are 30 days in each month of the year) and the denominator of which is 360; and (b) for any Payment Date after the first Payment Date, an amount equal to the product of (i) one-twelfth of the Class A-2 Interest Rate and (ii) the outstanding principal amount of the Class A-2 Notes as of the close of the preceding Payment Date (after giving effect to all payments on account of principal on such preceding Payment Date).

     "Class A-2 Notes" means the Class A-2 6.705% Asset-Backed Notes, substantially in the form of Exhibit A-2.

     "Class A-3 Final Scheduled Maturity Date" means the November 2004 Payment Date.

     "Class A-3 Interest Rate" means 6.835% per annum.

     "Class A-3 Noteholders' Interest Carryover Shortfall" means, with respect to any Payment Date, the excess of the Class A-3 Noteholders' Interest Payment Amount for the preceding Payment Date over the amount that was actually deposited in the Collection Account on such preceding Payment Date on account of the Class A-3 Noteholders' Interest Payment Amount.

     "Class A-3 Noteholders' Interest Payment Amount" means, with respect to any Payment Date, the sum of the Class A-3 Noteholders' Monthly Interest Payment Amount for such Payment Date and the Class A-3 Noteholders' Interest Carryover Shortfall for such Payment Date, plus interest on such Class A-3 Noteholder's Interest Carryover Shortfall, to the extent permitted by law, at the Class A-3 Interest Rate to, but excluding, the current Payment Date.

     "Class A-3 Noteholders' Monthly Interest Payment Amount" means (a) for the first Payment Date, an amount equal to the product of (i) the Class A-3 Interest Rate, (ii) the initial outstanding principal amount of the Class A-3 Notes and
(iii) a fraction, the numerator of which is the number of days from and including the Closing Date to but excluding the first Payment Date (assuming that there are 30 days in each month of the year) and (ii) the denominator of which is 360; and (b) for any Payment Date after the first Payment Date, an amount equal to the product of (i) one-twelfth of the Class A-3 Interest Rate and (ii) the outstanding principal amount of the Class A-3 Notes as of the close of the preceding Payment Date (after giving effect to all payments on account of principal on such preceding Payment Date).

     "Class A-3 Notes" means the Class A-3 6.835% Asset-Backed Notes, substantially in the form of Exhibit A-3.

     "Class A-4 Final Scheduled Maturity Date" means the May 2006 Payment Date.

     "Class A-4 Interest Rate" means 6.900% per annum.

     "Class A-4 Noteholders' Interest Carryover Shortfall" means, with respect to any Payment Date, the excess of the Class A-4 Noteholders' Interest Payment Amount for the preceding Payment Date over the amount that was actually deposited in the Collection Account on such preceding Payment Date on account of the Class A-4 Noteholders' Interest Payment Amount.

     "Class A-4 Noteholders' Interest Payment Amount" means, with respect to any Payment Date, the sum of the Class A-4 Noteholders' Monthly Interest Payment Amount for such Payment Date and the Class A-4 Noteholders' Interest Carryover Shortfall for such Payment Date, plus interest on such Class A-4 Noteholder's Interest Carryover Shortfall, to the extent permitted by law, at the Class A-4 Interest Rate to, but excluding, the current Payment Date.

     "Class A-4 Noteholders' Monthly Interest Payment Amount" means (a) for the first Payment Date, an amount equal to the product of (i) the Class A-4 Interest Rate, (ii) the initial outstanding principal amount of the Class A-4 Notes and
(iii) a fraction, the numerator of which is the number of days from and including the Closing Date to but excluding the first Payment Date (assuming that there are 30 days in each month of the year) and the denominator of which is 360; and (b) for any Payment Date after the first Payment Date, an amount equal to the product of (i) one-twelfth of the Class A-4 Interest Rate and (ii) the outstanding principal amount of the Class A-4 Notes as of the close of the preceding Payment Date (after giving effect to all payments on account of principal on such preceding Payment Date).

     "Class A-4 Notes" means the Class A-4 6.900% Asset-Backed Notes, substantially in the form of Exhibit A-4.

     "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act, or any successor provision thereto. The initial Clearing Agency shall be The Depository Trust Company.

     "Closing Date" means November 24, 1999.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

     "Collateral" has the meaning specified in the Granting Clause of this Indenture.

     "Collateral Agent" means Harris Trust and Savings Bank in its capacity as Collateral Agent under the Spread Account Agreement.

     "Collection Account" means the account designated as such, established and maintained pursuant to Section 4.01.

     "Collection Period" means, with respect to each Payment Date, the preceding calendar month. Any amount stated "as of the close of business on the last day of a Collection Period" shall give effect to the following calculations as determined as of the end of the day on such last day: (i) all applications of collections, and (ii) all payments.

     "Commission" means the United State Securities and Exchange Commission.

     "Controlling Party" has the meaning assigned to it in Section 8.18 hereof.

     "Corporate Trust Office" means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered which office at date of the execution of this Indenture is located at 311 West Monroe Street, 12th Floor, Chicago, Illinois 60606, Attention:
Indenture Trust Administration, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Insurer, the Servicer and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Insurer and the Issuer).

     "Cram Down Loss" means, with respect to an Auto Loan, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on an Auto Loan or otherwise modifying or restructuring scheduled payments to be made on an Auto Loan, an amount equal to such reduction in Principal Balance of such Auto Loan or the reduction in the net present value (using as the discount rate the lower of the contract rate or the rate of interest specified by the court in such order) of the Scheduled Payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date such order is entered.

     "Cutoff Date" has the meaning assigned to such term in the Sales and Servicing Agreement.

     "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

     "Deficiency Amount" means (a) for any Payment Date, any shortfall in the sum of Available Funds plus amounts on deposit in the Spread Account to pay the related Noteholders' Interest Payment Amount, and (b) on the related Final Scheduled Maturity Date, any shortfall in the sum of Available Funds plus amounts on deposit in the Spread Account to pay the outstanding principal amount of the related Class of Notes (after taking into account all payments to be made on such Payment Date).

     "Deficiency Claim Amount" shall have the meaning set forth in Section 4.05(a).

     "Deficiency Notice" shall have the meaning set forth in Section 4.05(a).

     "Definitive Notes" shall mean those Notes issued in fully-registered certificated form.

     "Determination Date" means, with respect to any Payment Date, the fifth Business Day preceding such Payment Date.

     "Draw Date" means with respect to any Payment Date, the third Business Day immediately preceding such Payment Date.

     "Eligible Account" means (i) a segregated trust account that is maintained with the corporate trust department of a depository institution acceptable to the Insurer (so long as an Insurer Default shall not have occurred and be continuing) or (ii) a segregated direct deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short-term deposit or commercial paper rating of at least "A-1+" by Standard & Poor's and "P-1" by Moody's and "D-1+" by DCR, if rated by DCR and a long term rating of at least AA- by Standard & Poor's.

     "Eligible Investments" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

     (a) direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

     (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall be rated "A-1+" by Standard & Poor's, "P-1" by Moody's and "D-1+" to the extent rated by DCR;

     (c) commercial paper (having original or remaining maturities of no more than 270 days) that, at the time of the investment or contractual commitment to invest therein, is rated "A-1+" by Standard & Poor's, "P-1" by Moody's and "D-1+" to the extent rated by DCR;

     (d) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

     (e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed as to the full and timely payment by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (i) a depository institution or trust company (acting as principal) described in clause (b) or (ii) a depository institution or trust company whose commercial paper or other short-term unsecured debt obligations are rated "A-1 +" by Standard & Poor's, "P-1 " by Moody's and "D-1+" by DCR, to the extent rated by DCR and long-term unsecured debt obligations are rated "AAA" by Standard & Poor's and "Aaa" by Moody's;

     (f) money market mutual funds registered under the Investment Company Act of 1940, as amended, having a rating, at the time of such investment, from each of the Rating Agencies in the highest investment category granted thereby; and

     (g) master notes payable on demand or on a specified date not more than one year after the date of issuance thereof having the highest short term credit ratings from S&P or Moody's at the time of such investments;

     (h) funding agreements or guaranteed investment contracts payable on demand or on a specified date not more than one year after the date of issuance thereof having the highest short term credit ratings from S&P or Moody's at the time of such investments; and

     (i) any other investment as may be acceptable to the Insurer, as evidenced by a writing to that effect, as may from time to time be confirmed in writing to the Indenture Trustee by the Insurer.

Any of the foregoing Eligible Investments may be purchased by or through the Indenture Trustee or any of its Affiliates.

     "Event of Default" has the meaning specified in Section 7.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Final Scheduled Maturity Date" means with respect to the Class A-1 Notes, the Class A-1 Final Scheduled Maturity Date, with respect to the Class A-2 Notes, the Class A-2 Final Scheduled Maturity Date, with respect to the Class A-3 Notes, the Class A-3 Final Scheduled Maturity Date, and with respect to the Class A-4 Notes, the Class A-4 Final Scheduled Maturity Date.

     "Grant" means to mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

     "Guaranty Agreement" means the Guaranty Agreement from Copelco, dated as of November 1, 1999, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

     "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Note Register.

     "Indebtedness" means, with respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (including trade obligations); (b) obligations of such Person as lessee under leases which should be, in accordance with generally accepted accounting principles, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for or liabilities incurred on the account of such Person; (e) obligations or liabilities of such Person arising under acceptance facilities; (f) obligations of such Person under any guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any lien on property or assets of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

     "Indenture" means this Indenture as amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "Indenture Trustee" means Harris Trust and Savings Bank, an Illinois banking corporation, not in its individual capacity but solely as indenture trustee under this Indenture, or any successor indenture trustee under this Indenture.

     "Indenture Trustee and Collateral Agent Fee" means the fee payable to the Indenture Trustee and Collateral Agent on each Payment Date in accordance with the fee schedule agreed upon by the Servicer and the Indenture Trustee (a copy of which has been delivered to the Insurer) which shall compensate the Indenture Trustee and Collateral Agent in its dual capacity as Indenture Trustee and Collateral Agent.

     "Indenture Trustee Secured Obligations" means all amounts and obligations which the Issuer may at any time owe to or on behalf of the Indenture Trustee for the benefit of the Noteholders under this Indenture or the Notes.

     "Independent" means, when used with respect to any specified Person, that the person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Sellers and any Affiliate of any of the foregoing persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Sellers or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Sellers or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

     "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee and the Insurer under the circumstances described in, and otherwise complying with, the applicable requirements of Section 13.01, prepared by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Insurer and the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

     "Initial Portfolio Balance" means the Aggregate Principal Balance included in the Series Pool as of the Cut-off Date.

     "Initial Spread Account Amount" shall have the meaning specified in the Spread Account Agreement.

     "Insurance Agreement Indenture Indicator" has the meaning set forth in the Insurance Agreement.

     "Insurance Agreement Indicator" has the meaning specified in the Insurance Agreement.

     "Insured Payments" has the meaning specified in the Policy.

     "Insurer Default" has the meaning assigned to such term in the Insurance Agreement.

     "Insurer Premium" means any monthly premium fees due and payable to the Insurer pursuant to the Insurance Agreement.

     "Insurer Secured Obligations" means all amounts and obligations which may at any time be owed to or on behalf of the Insurer (or any agents, accountants or attorneys for the Insurer) under this Indenture, the Insurance Agreement or any other Transaction Document, regardless or whether such amounts are owed now or in the future, whether liquidated or unliquidated, contingent or noncontingent.

     "Interest Rate" means, with respect to the (i) Class A-1 Notes, the Class A-1 Interest Rate, (ii) Class A-2 Notes, the Class A-2 Interest Rate, (iii) Class A-3 Notes, the Class A-3 Interest Rate, and (iv) Class A-4 Notes, the Class A-4 Interest Rate.

     "Investment Earnings" means, with respect to any Payment Date and any Account and the Spread Account, the investment earnings on amounts on deposit in such Account and in the Spread Account on such Payment Date.

     "Issuer" means the party named as such in this Indenture until a successor acceptable to the Insurer replaces it and, thereafter, means the successor and, for purposes of any provision contained herein, each other obligor on the Notes.

     "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

     "Issuer Property" or "Series Pool" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of this Indenture for the benefit of the Noteholders and the Insurer (including the Collateral and all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

     "Issuer Secured Parties" means each of the Indenture Trustee, in respect of the Indenture Trustee Secured Obligations, and the Insurer, in respect of the Insurer Secured Obligations.

     "Level I Portfolio Performance Indicator" has the meaning assigned to that term in the Spread Account Agreement.

     "LLC Agreement" has the meaning assigned to that term in the Sales and Servicing Agreement.

     "Net Losses" means, for any Collection Period, the amount, if any, by which
(a) the sum of (i) the Aggregate Principal Balance of all Auto Loans which became Charged-off Auto Loans during the related Collection Period, plus accrued and unpaid interest thereon to the end of the related Collection Period, plus
(ii) the aggregate of all Cram Down Losses that occurred during the related Collection Period, exceeds (b) the Actual Recovery Amounts received during the related Collection Period in respect of all Charged-off Auto Loans.

     "Note" means a Class A-1 Note, Class A-2 Note, a Class A-3 Note or a Class A-4 Note.

     "Note Factor" means as of the close of business on any Payment Date, a seven-digit decimal figure equal to the outstanding principal amount of the Notes divided by the original outstanding principal amount of the Notes.

     "Note Majority" means the Holders of Notes evidencing more than 50% of the outstanding principal amount of the Notes.

     "Note Owner" means, with respect to any Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency.

     "Note Paying Agent" means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section
8.11 and is authorized by the Issuer to make the payments to and payments from the Collection Account, including payment of principal of or interest on the Notes on behalf of the Issuer.

     "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.03.

     "Noteholders' Interest Payment Amount" means, with respect to any Payment Date, the sum of (i) the Class A-1 Noteholders' Interest Payment Amount for such Payment Date, (ii) the Class A-2 Noteholders' Interest Payment Amount for such Payment Date, (iii) the Class A-3 Noteholders' Interest Payment Amount for such Payment Date and (iv) the Class A-4 Noteholders' Interest Payment Amount for such Payment Date.

     "Noteholders' Percentage" means, on any Payment Date, 89%; provided that the "Noteholders' Percentage" will be 82% during the continuance of an uncured Level I Portfolio Performance Indicator (provided that a Level I Portfolio Performance Indicator shall be considered cured only if no Level I Portfolio Performance Indicator had occurred or was continuing during any of the four preceding Collection Periods) and will be zero percent upon the occurrence of an Insurance Agreement Indicator.

     "Noteholders' Principal Payment Amount" means, with respect to any Payment Date, the lesser of (a) one hundred percent (100%) of the Principal Payment Amount for such Payment Date or (b) an amount necessary to reduce the aggregate principal amount of the Notes to the Notes Target Amount for such Payment Date. Notwithstanding the foregoing, the "Noteholders' Principal Payment Amount" shall be increased to the extent required such that all outstanding principal and interest with respect to a class of Notes will be payable in full on the Final Scheduled Maturity Date for such class of Notes.

     "Notes Target Amount" means, for any Payment Date, the product of the Noteholders' Percentage for such Payment Date multiplied by the Outstanding Portfolio Balance as of the end of the related Collection Period.

     "Obligor" on an Auto Loan means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Auto Loan.

     "Officer's Certificate" means a certificate signed by any Authorized Officer of the Servicer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 13.01, and delivered to the Indenture Trustee and the Insurer. Unless otherwise specified, any reference in this Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

     "Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be employees of or counsel to the Issuer and who shall be addressed to and satisfactory to the Indenture Trustee and to the Insurer, and which shall comply with any applicable requirements of Section 13.01, and shall be in form and substance satisfactory to the Indenture Trustee and to the Insurer.

     "Other Conveyed Property" has the meaning assigned to such term in the Sales and Servicing Agreement.

     "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

          (i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

          (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Note Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture, satisfactory to the Indenture Trustee); and

          (iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, however, that Notes which have been paid with proceeds of the Policy shall continue to remain Outstanding for purposes of this Indenture until the Insurer has been paid as subrogee hereunder or reimbursed pursuant to the Insurance Agreement as evidenced by a written notice from the Insurer delivered to the Indenture Trustee, and the Insurer shall be deemed to be the Holder thereof to the extent of any payments thereon made by the Insurer; provided, further, that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Transaction Document, Notes owned by the Issuer, any other obligor upon the Notes, either Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgees right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons.

     "Outstanding Amount" means, with respect to any date of determination, the aggregate principal amount of all Notes, or class of Notes, as applicable, Outstanding at such date of determination.

     "Outstanding Portfolio Balance" has the meaning assigned to such term in the Sales and Servicing Agreement.

     "Overcollateralization Amount" means, as of any Payment Date, the excess of the Outstanding Portfolio Balance as of the end of the preceding Collection Period over the outstanding principal balance of the notes (after giving effect to all payments on the notes on such Payment Date).

     "Owner Trust Purchase Agreement" means the Owner Trust Purchase Agreement dated as of November 1, 1999, among the Issuer and the Depositor, as the same may be modified supplemented or otherwise amended in accordance with the terms thereof.

     "Payment Date" has the meaning specified in the Notes.

     "Policy" means the insurance policy issued by the Insurer with respect to the Notes, including any endorsements thereto.

     "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost , destroyed or stolen Note.

     "Preference Claim" shall have the meaning specified in Section 5.02(b).

     "Principal Payment Amount" means, with respect to any Payment Date, the sum of the following amounts (without duplication) (i) collections on Auto Loans (other than Charged-off Auto Loans) allocable to principal including full and partial prepayments; (ii) the portion of the Purchase Amount deposited in the Collection Account allocable to principal of each Auto Loan that was repurchased by the Originator or purchased by the Servicer as of the last day of the preceding Collection Period (without duplication of amounts referred to in clause (i) above); (iii) the Principal Balance of each Auto Loan that first became a Charged-off Auto Loan during the preceding Collection Period, other than Charged-off Auto Loans for which the Originator has made substitutions of Substitute Auto Loans (without duplication of the amounts included in clause (i) through (ii) above); (iv) the aggregate amount of Cram Down Losses with respect to the Auto Loans that have occurred during the preceding Collection Period (without duplication of amounts referred to in clause (i) through (iii) above); and (v) following the acceleration of the Notes pursuant to Section 7.02 hereof, the amount of money or property collected pursuant to Section 7.04 hereof since the preceding Determination Date by the Indenture Trustee or Controlling Party for payment pursuant to Section 4.07(a) hereof.

     "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

     "Rating Agency" means each of Moody's, Standard & Poor's and DCR, so long as such Persons maintain a rating on the Notes; and if any of Moody's, Standard & Poor's or DCR no longer maintains a rating on the Notes, such other nationally recognized statistical rating organization selected by the Servicer and (so long as an Insurer Default shall not have occurred and be continuing) acceptable to the Insurer.

     "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Servicer, the Sellers, the Insurer, the Indenture Trustee and the Issuer in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes without regard to the Policy.

     "Record Date" means, with respect to a Payment Date, (i) in the case of Book-Entry Notes, the close of business on the Business Day prior to such Payment Date and (ii) in the case of Definitive Notes, the close of business on the last day of the calendar month preceding such Payment Date; provided that in the case of the initial Payment Date, the Record Date shall be the close of business on the Closing Date.

     "Redemption Date" means, in the case of a redemption of the Notes pursuant to Section 12.01, the Payment Date specified by the Servicer or the Issuer pursuant to Section 12.01.

     "Redemption Price" means, in the case of a redemption of the Notes pursuant to Section 12.01, an amount equal to the remaining unpaid principal amount of the Notes plus accrued interest thereon through the Payment Date on which the redemption will occur.

     "Reimbursement Amounts" means any amounts due to the Insurer under the terms of the Insurance Agreement payable pursuant to Section 4.07(a) hereof plus the amounts paid by the Insurer under Section 4.11 hereof.

     "Released Funds Principal Payment Amount" means for any Payment Date, the lesser of (a) the amount by which the funds in the Spread Account (after giving effect to all payments and withdrawals on that Payment Date) exceed the Requisite Spread Account Amount and (b) the amount necessary (after giving effect to the Noteholders' Principal Payment Amount and the Additional Noteholders' Principal Payment Amount on that date) to reduce the Outstanding Amount to the Notes Target Amount.

     "Re-liening Expenses" means any reasonable and nonrecurring fees and expenses relating to reissuing or amending the certificates of title relative to the Financed Vehicles to reflect the assignment of the Auto Loans to the Issuer and the Issuer's pledge of its interest in the Auto Loans to the Indenture Trustee.

     "Requisite Spread Account Amount" will equal the Initial Spread Account Amount on the Closing Date, and thereafter, as of any Determination Date, after giving effect to all payments to be made on the related Payment Date, will be an amount equal to the greater of (a) the lesser of (i) 3% of the Initial Portfolio Balance and (ii) 5% of the Outstanding Portfolio Balance as of the end of the preceding Collection Period, and (b) the greater of (i) 1% of the Initial Portfolio Balance and (ii) an amount such that the sum of (A) the funds on deposit in the Spread Account (after all payments and withdrawals from the Spread Account on such Payment Date) and (B) the Overcollateralization Amount is greater than 2% of the Initial Portfolio Balance.

     "Responsible Officer" means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Sales and Servicing Agreement" means the Sales and Servicing Agreement dated as of November 1, 1999, among the Issuer, the Seller, the Servicer, the Indenture Trustee and the Back-Up Servicer, as the same may be amended or supplemented from time to time.

     "Scheduled Payment" has the meaning assigned to such term in the Sales and Servicing Agreement.

     "Seller" means Flagship Auto Loan Funding LLC 1999-II.

     "Series Pool" or "Issuer Property" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of this Indenture for the benefit of the

Noteholders and the Insurer (including the Collateral and all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

     "Special Member" has the meaning assigned to such term in the LLC
Agreement.

     "Spread Account" means the account designated as such, established and maintained pursuant to Section 4.01.

     "Spread Account Agreement" means the Spread Account Agreement dated as of November 1, 1999 among the Insurer, the Issuer and the Indenture Trustee and Collateral Agent, as the same may be modified, supplemented or otherwise amended in accordance with the terms thereof.

     "State" means any one of the 50 states of the United States of America or the District of Columbia.

     "Substitute Auto Loans" has the meaning assigned to such term in the Sales and Servicing Agreement.

     "Termination Date" means the latest of (i) the expiration of the Policy and the return of the Policy to the Insurer for cancellation, (ii) the date on which the Insurer shall have received payment and performance of all Insurer Secured Obligations and (iii) the date on which the Indenture Trustee shall have received payment and performance of all Indenture Trustee Secured Obligations.

     "TIA" means the Trust Indenture Act of 1939, as amended.

     "Transaction Documents" means this Indenture, the Sales and Servicing Agreement, the Owner Trust Purchase Agreement, the Depositor Purchase Agreement, the Trust Agreement, the Spread Account Agreement, the Insurance Agreement, the Indemnification Agreement, the LLC Agreement, the Guaranty Agreement, the Underwriting Agreement and other documents and certificates delivered in connection therewith.

     "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

     "Underwriting Agreement" means that agreement dated as of November 17, 1999 by and among Flagship, the Depositor and Prudential Securities Incorporated.

     SECTION 1.02 Other Definitional Provisions. Unless the context otherwise requires:

          (i) All references in this instrument to designated "Articles," "Sections," "Subsections" and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this instrument as originally executed;

          (ii) The words "herein," "hereof," "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision;

          (iii) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

          (iv) "or" is not exclusive; and

          (v) "including" means including without limitation.


                                   ARTICLE II

                                    THE NOTES

     SECTION 2.01 Form.

     (a) The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, in each case together with the Indenture Trustee's certificate of authentication, shall be in substantially the form set forth in Exhibits A-1, A-2, A-3 and A-4, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

     SECTION 2.02 Execution, Authentication and Deliver.

     (a) The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

     (b) Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     (c) The Indenture Trustee shall upon receipt of the Policy and Issuer Order authenticate and deliver Class A-1 Notes for original issue in an aggregate principal amount of $117,000,000, Class A-2 Notes for original issue in an aggregate principal amount of $60,000,000, Class

A-3 Notes for original issue in an aggregate principal amount of $43,000,000, and Class A-4 Notes for original issue in an aggregate principal amount of $30,000,000.

     (d) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer for authentication. Upon a written order from the Issuer (which order may be in the form of an Officer's Certificate) the Indenture Trustee shall authenticate and deliver such Notes as provided in this Indenture and not otherwise. No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form set forth in EXHIBIT B hereto executed by the Indenture Trustee by the manual signature of an Authorized Officer of the Indenture Trustee, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

     (e) Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes in the minimum denomination of $1,000 and in integral multiples thereof (except for one Note of each class which may be issued in a denomination other than an integral multiple of $1,000).

     (f) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein, executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

     SECTION 2.03 Transfer and Registry; Exchange; Negotiability; Appointment of Certificate Registrar.

     (a) Notes of each Class will be represented initially by beneficial interests in single global instruments in definitive, fully registered form without coupons deposited with a custodian for, and registered in the name of, the Depository Trust Company ("DTC"). Beneficial interests in such global instruments will trade in DTC's same day funds settlement system. Beneficial interests in such global instruments will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its Participants, which may include Cedel Bank, societe anonyme and the Euroclear System.

     (b) (i) Each Note in registered and certificated form shall be transferable only upon the books of the Issuer (the "Note Register"), which shall be kept for that purpose at the office of the Person acting as registrar of the Issuer (the "Note Registrar"). The Indenture Trustee is hereby designated as the initial Note Registrar. Subject to the provisions in paragraph (c) of this Section 2.03, the transfer of any Note may be effected on the books of Issuer by the Holder thereof in person or by his attorney duly authorized in writing, upon surrender thereof together with a written instrument of transfer satisfactory to the Note Registrar duly executed by the Holder or its duly authorized attorney. Upon the transfer of any such Note, the Issuer shall issue in the name of the transferee a new Note or Notes of the same aggregate principal or notional amount, class, interest rate and maturity as the surrendered Note.

     (ii) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denominations, and of a like aggregate principal or notional amount, class, interest rate and maturity, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive.

     (iii) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     (iv) Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     (v) Every Note presented or surrendered for registration of transfer or exchange shall (if so required by the Issuer or the Indenture Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Indenture Trustee duly executed, by the Holder thereof or his attorney duly authorized in writing.

     (c) No Note (or any interest therein) may be Transferred (including, without limitation, by pledge or hypothecation) except in accordance with the following additional restrictions:

     (i) No Transfer of a Note or any beneficial interest therein may be made to any Person unless such Transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities and blue sky laws or is made in accordance with said Act and state laws. The Holder of a Note desiring to effect a Transfer of a Note shall indemnify the Owner Trustee in its individual capacity, the Issuer, the Indenture Trustee, the Depositor, the Seller, the Note Registrar, the Servicer, and the Originator against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws. Each Noteholder acquiring an interest in a Note shall agree and shall be deemed to have agreed to treat the Notes as indebtedness for federal, state and local income and franchise tax purposes.

     (ii) No Note may be Transferred if, as a result of such Transfer, there would be registered or record owners of Notes in denominations of less than the minimum denominations set forth in Section 2.02 hereto.

     SECTION 2.04 Regulations With Respect to Exchanges and Transfers.

     In all cases in which the privilege of exchanging or transferring Notes is exercised, the Issuer and the Indenture Trustee shall authenticate and deliver Notes in accordance with the provisions of this Indenture. For every such exchange or registration of transfer of Notes, whether temporary or definitive, the Issuer and the Indenture Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge required to be paid with respect to such exchange or registration of transfer. Neither the Issuer nor the Indenture Trustee shall be required to register the transfer of or exchange Notes for a period beginning on the Record Date next preceding a Payment Date and ending on such Payment Date.

     SECTION 2.05 Mutilated, Destroyed, Lost or Stolen Notes.

     (a) If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Issuer, the Owner Trustee in its individual capacity, the Indenture Trustee and the Insurer (unless an Insurer Default shall have occurred and be continuing) such security or indemnity as may be required by it to hold the Issuer, the Owner Trustee in its individual capacity, the Indenture Trustee and the Insurer harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and, provided that the requirements of Section 8-405 and 8-406 of the UCC are met, the Issuer shall execute, and upon request by the Issuer, the Indenture Trustee shall authenticate and deliver in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become, or within seven days shall be, due and payable or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may direct the Indenture Trustee, in writing, to pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued, presents for payment such original Note, the Issuer, the Indenture Trustee and the Insurer shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

     (b) Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

     (c) Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the

Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     (d) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     SECTION 2.06 Persons Deemed Owner.

     Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee, the Insurer and any agent of the Issuer, the Indenture Trustee or the Insurer may treat the Person in whose name any Note is registered (as of the applicable Record Date) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note, for all other purposes whatsoever and whether or not such Note be overdue, and none of the Issuer, the Insurer, the Owner Trustee, the Indenture Trustee nor any agent of the Issuer, the Insurer or the Indenture Trustee shall be affected by notice to the contrary.

     SECTION 2.07 Payment of Principal and Interest; Defaulted Interest.

     (a) The Notes shall accrue interest as provided therein in the forms of the Class A-1 Note, the Class A-2 Note, the Class A-3 Note and the Class A-4 Note set forth in Exhibits A-1, A-2, A-3 and A-4, respectively, and such interest shall be payable on each Payment Date as specified therein. Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date, by check mailed first-class, postage prepaid, to such Person's address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to Section 2.12, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee, except for the final installment of principal payable with respect to such Note on a Payment Date or on the related Final Scheduled Maturity Date (and except for the Redemption Price for any Note called for redemption pursuant to Section 12.01, which shall be payable as provided below). The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

     (b) The principal of each Note shall be payable in installments on each Payment Date as provided in the forms of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes set forth in Exhibits A-1, A-2, A-3 and A-4, respectively. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing in the manner and under the circumstances provided in Section 7.02. All principal payments on each class of Notes shall be made pro rata to the Noteholders of such class entitled thereto. Upon written notice from the Issuer, the Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 12.02.

     (c) If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the applicable Interest Rate in any lawful manner. The Issuer may pay such defaulted interest to the Persons who are Noteholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Issuer shall mail to each Noteholder, the Insurer and the Indenture Trustee a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

     (d) Promptly following the date on which all principal of and interest on the Notes has been paid in full and the Notes have been surrendered to the Indenture Trustee, the Indenture Trustee shall, if the Insurer has paid any amount in respect of the Notes under the Policy or otherwise which has not been reimbursed to it, deliver such surrendered Notes to the Insurer.

     SECTION 2.08 Cancellation.

     Subject to Section 2.07(d), all Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. Subject to Section 2.07(d), the Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. Subject to Section 2.07(d), all canceled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

     SECTION 2.09 Release of Collateral.

     The Indenture Trustee shall, on or after the Termination Date, release any remaining portion of the Issuer Property from the lien created by this Indenture and deposit in the Collection Account any funds then on deposit in any other Account.

     SECTION 2.10 Book-Entry Notes. The Book-Entry Notes, upon original issuance, will be issued in the form of typewritten Notes and will be delivered to the Indenture Trustee, as custodian for The Depository Trust Company, the initial Clearing Agency, by, or on behalf of the Issuer. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner will receive a Definitive Note representing such Note Owner's interest in such Note, except as provided in Section 2.12. Unless and until Definitive Notes have been issued to Note Owners pursuant to Section 2.12:

          (a) the provisions of this Section shall be in full force and effect as to the Notes represented by the Book-Entry Notes;

          (b) the Note Registrar and Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on such Notes and the giving of instructions or directions hereunder) as the sole Holder of such Notes, and shall have no obligation to the Note Owners;

          (c) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

          (d) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Participants or Persons acting through Participants;

          (e) the initial Clearing Agency will make book-entry transfers among the Participants and receive and transmit payments of principal of and interest on the Notes to such Participants; and

          (f) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage interest of the Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Participants or Persons acting through Participants owning or representing, respectively, such required percentage of the beneficial interest in the Book-Entry Notes and has delivered such instructions to Indenture Trustee.

     SECTION 2.11 Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.12, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Clearing Agency, and shall have no obligation to the Note Owners.

     SECTION 2.12 Definitive Notes. If (a) the Servicer advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibili ties with respect to the Notes, and the Indenture Trustee and the Servicer are unable to locate a qualified successor or
(b) after the occurrence of a Servicer Termination Event, Note Owners holding Notes representing more than 662/3% of the Outstanding Amount of all Notes advise the Indenture Trustee and the Clearing Agency in writing that the continuation of a book entry system through the Clearing Agency is no longer in the best interests of the Note Owners, then the Clearing Agency shall notify all Note Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender by the Clearing Agency to the Indenture Trustee of the typewritten Book-Entry Notes and re- registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in exchange therefor in accordance with the re-registration instructions of the Clearing Agency. None of the Issuer, Note Registrar or Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

                                   ARTICLE III

                                    COVENANTS

     SECTION 3.01 Payment of Principal and Interest.

     The Issuer will duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, the Issuer will cause to be paid on each Payment Date all amounts deposited in the Collection Account pursuant to Section 4.07(a) hereof. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

     SECTION 3.02 Maintenance of Office or Agency.

     The Issuer will maintain in Chicago, Illinois, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Indenture

Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

     SECTION 3.03 Money for Payments to be Held in Trust.

     (a) On or before each Payment Date and Redemption Date, the Issuer shall deposit or cause to be deposited in the Collection Account an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto and (unless the Note Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee, the Insurer and the Rating Agencies of its action or failure so to act.

     (b) The Issuer shall cause each Note Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee and the Insurer an instrument in which such Note Paying Agent shall agree with the Indenture Trustee and the Insurer (provided that no Insurer Default shall have occurred and is continuing) (and if the Indenture Trustee acts as Note Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Note Paying Agent shall:

          (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

          (ii) give the Indenture Trustee and the Insurer notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

          (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee with the consent of the Insurer (provided that no Insurer Default shall have occurred and is continuing), forthwith pay to the Indenture Trustee all sums so held in trust by such Note Paying Agent;

          (iv) immediately resign as a Note Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Note Paying Agent at the time of its appointment; and

          (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

     (c) The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Note Paying Agent to pay to the Indenture Trustee all sums held in trust by such Note Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Note Paying Agent; and upon such a payment by any Note Paying Agent to the Indenture Trustee, such Note Paying Agent shall be released from all further liability with respect to such money.

     (d) Subject to applicable laws with respect to the escheat of funds, any money held by the Indenture Trustee or any Note Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request with the consent of the Insurer (unless an Insurer Default shall have occurred and be continuing) and shall be deposited by the Indenture Trustee in the Collection Account; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee, the Insurer or such Note Paying Agent with respect to such trust money shall thereupon cease; provided, however, that if such money or any portion thereof had been previously deposited by the Insurer with the Indenture Trustee for the payment of principal or interest on the Notes, to the extent any amounts are owing to the Insurer, such amounts shall be paid promptly to the Insurer upon receipt of a written request by the Insurer to such effect, and provided, further, that the Indenture Trustee or such Note Paying Agent, before being required to make any such repayment, shall at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Note Paying Agent, at the last address of record for each such Holder).

     SECTION 3.04 Existence.

     Except as otherwise permitted by the provisions of Section 3.09, the Issuer will keep in full effect its existence, rights and franchises as a trust organized under the laws of the State of Delaware and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Series Pool.

     SECTION 3.05 Protection of Series Pool.

     The Issuer intends the security interest Granted pursuant to this Indenture in favor of the Issuer Secured Parties to be prior to all other liens in respect of the Series Pool, and the Issuer shall take all actions necessary to obtain and maintain, in favor of the Indenture Trustee, for the benefit of the Issuer Secured Parties, a first lien on and a first priority, perfected security interest in the Series Pool. The Issuer will from time to time prepare (or shall cause to be prepared), execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

          (i) grant more effectively all or any portion of the Series Pool;

          (ii) maintain or preserve the lien and security interest (and the priority thereof) in favor of the Indenture Trustee for the benefit of the Issuer Secured Parties created by this Indenture or carry out more effectively the purposes hereof;

          (iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

          (iv) enforce any of the Collateral;

          (v) preserve and defend title to the Series Pool and the rights of the Indenture Trustee and the Insurer in such Series Pool against the claims of all persons and parties; and

          (vi) pay all taxes or assessments levied or assessed upon the Series Pool when due.

The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required by the Indenture Trustee or the Insurer pursuant to this Section.

     SECTION 3.06 [Reserved].

     SECTION 3.07 Performance of Obligations; Servicing of Auto Loans.

     (a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Series Pool or that would result in the amendment, hypothecation, subordination, termination or discharge of or impair the validity or effectiveness of, any such instrument or agreement, except as ordered by any bankruptcy or other court or as expressly provided in this Indenture, the Transaction Documents or such other instrument or agreement.

     (b) The Issuer may contract with other Persons reasonably acceptable to the Insurer (so long as no Insurer Default shall have occurred and be continuing) to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee and the Insurer in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer to assist the Issuer in performing its duties under this Indenture, and performance of such duties by the Servicer shall be deemed to be action taken by the Issuer.

     (c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Transaction Documents and in the instruments and agreements included in the Series Pool, including but not limited to preparing (or causing to be prepared) and filing (or causing to be filed) all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Sales and Servicing Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Transaction Document or any provision thereof without the consent of the Indenture Trustee or the Insurer and upon notice to the Rating Agencies.

     SECTION 3.08 Issuer May Only Consolidate on Certain Terms. The Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Series Pool, to any Person, unless

          (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee and the Insurer (so long as no Insurer Default shall have occurred and be continuing), the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture and each of the Transaction Documents on the part of the Issuer to be performed or observed, all as provided herein, (B) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes and the Insurer, (C) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (D) expressly agree by means of such supplemental indenture that such Person (or if a group of persons, then one specified Person) shall prepare (or cause to be prepared) and make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

          (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee and the Insurer (so long as no Insurer Default shall have occurred and be continuing)) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, the Insurer or any Noteholder;

          (v) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

          (vi) the Issuer shall have delivered to the Indenture Trustee and the Insurer an Officers' Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act); and

          (vii) so long as no Insurer Default shall have occurred and be continuing, the Issuer shall have given the Insurer written notice of such conveyance or transfer at least 20 Business Days prior to the consummation of such action and shall have received the prior written approval of the Insurer of such conveyance or transfer and the Issuer or the Person (if other than the Issuer) formed by or surviving such conveyance or transfer has a net worth, immediately after such conveyance or transfer, that is (a) greater than zero and (b) not less than the net worth of the Issuer immediately prior to giving effect to such consolidation or merger.

     SECTION 3.09 Successor or Transferee.

     (a) Upon any consolidation or merger of the Issuer, the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

     (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.08, the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee and the Insurer stating that the Issuer is to be so released.

     SECTION 3.10 No Other Business.

     The Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Auto Loans in the manner contemplated by this Indenture and the Transaction Documents and activities incidental thereto.

     SECTION 3.11 No Borrowing.

     The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any Indebtedness except for (i) the Notes
(ii) obligations owing from time to time to the Insurer under the Insurance Agreement and (iii) any other Indebtedness permitted by or arising under the Transaction Documents. The proceeds of the Notes shall be used exclusively to fund the Issuer's purchase of the Auto Loans and the other assets specified in the Sales and Servicing Agreement, to fund (on behalf of the Issuer) the Spread Account and to pay the Issuer's organizational, transactional and start-up expenses.

     SECTION 3.12 Servicer's Obligations.

     The Issuer shall cause the Servicer to comply with Sections 3.9, 3.10, 3.11 of the Sales and Servicing Agreement and Section 4.10 hereof.

     SECTION 3.13 Guarantees, Loans, Advances and Other Liabilities.

     Except as contemplated by the Transaction Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

     SECTION 3.14 Capital Expenditures.

     The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

     SECTION 3.15 Compliance with Laws. The Issuer shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes, this Indenture or any Transaction Document.

     SECTION 3.16 Restricted Payments.

     The Issuer shall not, directly or indirectly, (i) pay any dividend or make any payment (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, payments to the Servicer, the Seller and the Indenture Trustee as permitted by, and to the extent funds are available for such purpose under, the Transaction Documents. The Issuer will not, directly or indirectly, make payments to or payments from the Collection Account except in accordance with the Sales and Servicing Agreement, this Indenture and the Transaction Documents.

     SECTION 3.17 Notices of Events of Default.

     The Issuer agrees to give the Indenture Trustee, the Insurer and the Rating Agencies prompt written notice of each Event of Default hereunder and each default on the part of the Servicer or the Originator of their respective obligations under the Sales and Servicing Agreement.

     SECTION 3.18 Further Instruments and Acts.

     Upon request of the Indenture Trustee or the Insurer, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

     SECTION 3.19 Amendments of Sales and Servicing Agreement.

     The Issuer shall not agree to any amendment to Section 9.1 of the Sales and Servicing Agreement to eliminate the requirements thereunder that the Indenture Trustee or the Holders of the Notes consent to amendments thereto as provided therein.

     SECTION 3.20 Tax Characterization.

     For purposes of federal income tax, state and local income tax franchise tax and any other income taxes, the Issuer will treat the conveyance of the Auto Loans and Other Conveyed Property as a contribution and the Notes as indebtedness of the Issuer and hereby instructs the Indenture Trustee to treat the Notes as indebtedness of the Issuer for federal and state tax reporting purposes.

                                   ARTICLE IV

                  ACCOUNTS; PAYMENTS; STATEMENTS TO NOTEHOLDERS

     SECTION 4.01 Establishment of Accounts.

     (a) (i) The Indenture Trustee, on behalf of the Noteholders and the Insurer, shall establish and maintain in its own name an Eligible Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee on behalf of the Noteholders and the Insurer.

     (ii) The Issuer shall cause the Indenture Trustee and Collateral Agent to establish and maintain an Eligible Account (the "Spread Account") with the Indenture Trustee and Collateral Agent in the name of the Indenture Trustee and Collateral Agent, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Noteholders and the Insurer.

     (b) Funds on deposit in the Collection Account and the Spread Account (collectively, the "Accounts") shall be invested by the Indenture Trustee (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Servicer (pursuant to standing instructions or otherwise). All such Eligible Investments shall be held by or in the name of the Indenture Trustee for the benefit of the Noteholders and the Insurer, as applicable. Other than as permitted by the Rating Agencies and the Insurer, funds on deposit in any Account shall be invested in Eligible Investments that will mature (or be payable on demand) so that such funds will be available at the close of business on the Business Day immediately preceding the following Payment Date. Funds deposited in an Account on the day immediately preceding a Payment Date upon the maturity of any Eligible Investments are not required to be invested overnight. All Eligible Investments will be held to maturity but prior to maturity if such liquidation would not result in a loss of principal or interest.

     (c) All investment earnings of moneys deposited in the Accounts shall be deposited (or caused to be deposited) by the Indenture Trustee in the Collection Account for payment pursuant to Section 4.07(a), and any loss resulting from such investments shall be charged to such account. The Servicer will not direct the Indenture Trustee to make any investment of any funds held in any of the Accounts unless the security interest granted and perfected in such account to the Indenture Trustee will continue to be perfected in such investment, in either case without any further action by any Person.

     (d) The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee's negligence or bad faith or its failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

     (e) If (i) the Servicer shall have failed to give investment directions for any funds on deposit in the Accounts to the Indenture Trustee by 2:00 p.m. Eastern Time (or such other time as may be agreed by the Issuer and Indenture Trustee) on any Business Day; or (ii) an Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable, or, if such Notes shall have been declared due and payable following an Event of Default and amounts collected or receivable from the Account Property are being applied as if there had not been such a declaration; then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Accounts in one or more Eligible Investments.

     (f) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Accounts and in all proceeds thereof (including all Investment Earnings on the Accounts) and all such funds, investments, proceeds and income shall be part of the Issuer Property. Except as otherwise provided herein, the Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and the Insurer. If at any time any of the Accounts ceases to be an Eligible Account, the Issuer with the consent of the Insurer shall within five Business Days cause the Indenture Trustee to establish a new Account as an Eligible Account and to transfer any cash and/or any investments to such new Account. The Servicer shall promptly notify the Rating Agencies and the Insurer of any change in the location of any of the aforementioned accounts. In connection with the foregoing, the Servicer agrees that, in the event that any of the Accounts are not accounts with the Indenture Trustee, the Servicer shall notify the Indenture Trustee, the Insurer and the Rating Agencies in writing promptly upon any of such Accounts ceasing to be an Eligible Account.

     (g) With respect to the Account Property, the Indenture Trustee agrees that: any Account Property that is held in deposit accounts shall be held solely in Eligible Accounts; and, except as otherwise provided herein, each such Eligible Account shall be subject to the exclusive custody and control of the Indenture Trustee and the Indenture Trustee shall have sole signature authority with respect thereto.

     SECTION 4.02 Spread Account Initial Deposit.

     On or prior to the Closing Date, the Issuer shall deposit an amount equal to the Initial Spread Account Amount into the Spread Account which on the Closing Date shall be $8,108,121.02.

     SECTION 4.03 Certain Reimbursements to the Servicer.

     The Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Payment Date pursuant to Section 4.07(a)(ii)<-1-95>upon certification by the Servicer of such amounts and the provision of such information to the Indenture Trustee and the Insurer as may be necessary in the opinion of the Insurer to verify the accuracy of such certification. In the event that the Insurer has not received evidence satisfactory to it of the Servicer's entitlement to reimbursement pursuant to this Section, the Insurer shall (unless an Insurer Default shall have occurred and be continuing) give the Indenture Trustee notice to such effect, following receipt of which the Indenture Trustee shall not make a payment to the Servicer in respect of such amount pursuant to Section 4.07(a), or if prior thereto the Servicer has been reimbursed pursuant to Section 4.07(a), the Indenture Trustee shall withhold such amounts from amounts otherwise distributable to the Servicer on the next succeeding Payment Date.

     SECTION 4.04 Application of Collections.

     All collections for each Collection Period with respect to each Auto Loan (other than a Purchased Auto Loan) shall be applied as follows. The Servicer shall apply payments by or on behalf of an Obligor to interest and principal in accordance with the Simple Interest Method.

     SECTION 4.05 Withdrawals from Spread Account.

     (a) In the event that the Servicer's Certificate with respect to any Determination Date shall state that the Available Funds with respect to such Determination Date is insufficient to make the payments required to be made on the related Payment Date pursuant to Sections 4.07(a)(i) through (vi) (such deficiency being a "Deficiency Claim Amount"), then on the third Business Day immediately preceding the related Payment Date, the Indenture Trustee shall deliver to the Collateral Agent, the Insurer, and the Servicer, by hand delivery, telex or facsimile transmission, a written notice (a "Deficiency Notice") specifying the Deficiency Claim Amount for such Payment Date. Such Deficiency Notice shall direct the Collateral Agent to remit such Deficiency Claim Amount (to the extent of the funds available to be paid pursuant to the Spread Account Agreement) to the Indenture Trustee for deposit in the Collection Account and payment pursuant to Sections 4.07(a)(i) through (vi), as applicable.

     (b) Any Deficiency Notice shall be delivered by 10:00 a.m., New York City time, on the third Business Day preceding such Payment Date. The amounts distributed by the Collateral Agent to the Indenture Trustee pursuant to a Deficiency Notice shall be deposited by the Indenture Trustee into the Collection Account pursuant to Section 4.06.

     SECTION 4.06 Additional Deposits.

     The Servicer shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Auto Loans and the Servicer shall deposit or cause to be deposited therein all amounts to be paid under the Sales and Servicing Agreement. All such deposits shall be made, in immediately available funds, on the Business Day preceding the Determination Date. On or before the third Business Day preceding each Payment Date, the Indenture Trustee shall remit to the Collection Account any amounts delivered to the Indenture Trustee by the Collateral Agent pursuant to Section 4.05.

     SECTION 4.07 Payments.

     (a) On each Payment Date, the Indenture Trustee (based on the information contained in the Servicer's Certificate delivered on the related Determination
Date) shall apply Available Funds in the Collection Account plus any amounts deposited into the Collection Account from the Spread Account pursuant to
Section 4.05 hereof to make the following payments in the following order of priority:

          (i) to the Indenture Trustee and Collateral Agent, (A) all amounts due to the Indenture Trustee and Collateral Agent (other than fees) in respect of the immediately prior Collection Period, together with all reimbursements for such recurring items from prior Collection Periods subject to the Annual Trustee Expense Cap and (B) the Indenture Trustee and Collateral Agent Fee in respect of the immediately prior Collection Period and all unpaid Indenture Trustee and Collateral Agent Fees from prior Collection Periods;

          (ii) to the Servicer, the Servicing Fee and all unpaid Servicing Fees;

          (iii) to the Noteholders, pro rata, the Noteholders' Interest Payment Amount;

          (iv) to the Insurer, any Insurer Premium due and payable to the Insurer;

          (v) to the Noteholders, sequentially first to holders of the Class A-1 Notes until the Class A-1 Notes are paid in full, then to the holders of the Class A-2 Notes until the Class A-2 Notes are paid in full, then to the holders of the Class A-3 Notes until the Class A-3 Notes are paid in full and thereafter to the holders of the Class A-4 Notes until the Class A-4 Notes are paid in full, the Noteholders' Principal Payment Amount;

          (vi) to any successor servicer, the Indenture Trustee and the Insurer, any reasonable and nonrecurring fees and expenses related to the transfer of servicing and the appointment of a successor servicer or temporary successor servicer in the event Copelco is not the successor servicer to the extent not paid by the Servicer or by Copelco pursuant to the Guaranty Agreement; provided that amounts paid pursuant to this clause (vi) shall not exceed $100,000;

          (vii) to the Insurer, any Reimbursement Amounts due under the terms of the Insurance Agreement;

          (viii) to the Indenture Trustee and Collateral Agent for deposit into the Spread Account, the amount, if any, required to be deposited therein necessary to maintain the Requisite Spread Account Amount;

          (ix) to the Noteholders, sequentially first to holders of the Class A-1 Notes until the Class A-1 Notes are paid in full, then to the holders of the Class A-2 Notes until the Class A-2 Notes are paid in full, then to the holders of the Class A-3 Notes until the Class A-3 Notes are paid in full and thereafter to the holders of the Class A-4 Notes until the Class A-4 Notes are paid in full, the Additional Noteholders' Principal Payment Amount;

          (x) to the payment of any Re-liening Expenses, to the extent not paid by the Servicer or by Copelco pursuant to the Guaranty Agreement;

          (xi) to any successor servicer, the Insurer, the Indenture Trustee and Collateral Agent, any items payable to them that were not paid under clauses (i) and (vi) above; and

          (xii) to the holder(s) of the Certificates, the remaining balance, if any, in the Collection Account;

provided, however, that, (A) following an acceleration of the Notes pursuant to
Section 7.02 of this Indenture, or (B) if an Insurer Default shall have occurred and be continuing and an Event of Default pursuant to Sections 7.01(a)(i), 7.01(a)(ii), 7.01(a)(iv), 7.01(a)(v) or 7.01(a)(vi) of this Indenture shall have occurred and be continuing, the Available Funds shall be paid pursuant to
Section 7.06(a) of this Indenture.

     (b) On each Determination Date, to the extent that the Servicer's Certificate indicates that the funds on deposit in the Spread Account are in excess of the Requisite Spread Account Amount for such Payment Date, the Indenture Trustee will withdraw such excess from the Spread Account and first apply such amount to the payment of the Released Funds Principal Payment Amount and thereafter will apply such amounts in accordance with the priorities set forth under clauses (x) through (xii) of Section 4.07(a) above. The Released Funds Principal Payment Amount will be paid to the Noteholders, sequentially first to holders of the Class A-1 Notes until the Class A-1 Notes are paid in full, then to the holders of the Class A-2 Notes until the Class A-2 Notes are paid in full, then to the holders of the Class A-3 Notes until the Class A-3 Notes are paid in full and thereafter to the holders of the Class A-4 Notes until the Class A-4 Notes are paid in full. Upon any such payment to the Certificateholder(s) in accordance with this clause (b), the Noteholders and the Insurer will have no further rights in, or claims to, such amounts.

     (c) In the event that the Collection Account is maintained with an institution other than the Indenture Trustee, the Issuer shall instruct and cause the Note Paying Agent to make all deposits and payments pursuant to
Section 4.07(a) on the related Payment Date.

     SECTION 4.08 Payments to Noteholders.

     (a) On each Payment Date, the Indenture Trustee shall send to each Noteholder the statement or statements provided to the Indenture Trustee by the Servicer pursuant to Section 4.10 hereof on such Payment Date.

     (b) In the event that any withholding tax is imposed on the Issuer's payment (or allocations of income) to a Noteholder, such tax shall reduce the amount otherwise payable to the Noteholder in accordance with this Section 4.08. The Indenture Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Noteholders sufficient funds for the payment of any tax that is legally owed by the Issuer (but such authorization shall not prevent the Indenture Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Noteholder shall be treated as cash distributed to such Noteholder at the time it is withheld by the Issuer and remitted to the appropriate taxing authority. If, after consultations with experienced counsel, the Indenture Trustee determines that there is a reasonable likelihood that withholding tax is payable with respect to a payment (such as a payment to a non-US Noteholder), the Indenture Trustee may in its sole discretion withhold such amounts in accordance with this clause (b). In the event that a Noteholder wishes to apply for a refund of any such withholding tax, the Indenture Trustee shall reasonably cooperate with such Noteholder in making such claim so long as such Noteholder agrees to reimburse the Indenture Trustee for any out-of-pocket expenses incurred.

     (c) Payments required to be made to Noteholders on any Payment Date shall be made to each Noteholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Noteholder shall have provided to the Note Registrar appropriate written instructions at least five Business Days prior to such Payment Date and such Holder's Notes in the aggregate evidence a denomination of not less than $1,000,000 or (ii) such Noteholder is the Seller, or an Affiliate thereof, or, if not, by check mailed to such Noteholder at the address of such holder appearing in the Note Register; provided, however, that, unless Definitive Notes have been issued pursuant to Section 2.12 of this Indenture, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Notwithstanding the foregoing, the final payment in respect of any Note (whether on the related Final Scheduled Maturity Date or otherwise) will be payable only upon presentation and surrender of such Note at the office or agency maintained for that purpose by the Note Registrar pursuant to Section
2.04 of this Indenture.

     SECTION 4.09 [Reserved].

     SECTION 4.10 Statements to Noteholders.

     (a) On or prior to each Payment Date, the Servicer shall provide to the Indenture Trustee (with a copy to the Insurer and the Rating Agencies) for the Indenture Trustee to forward to each Noteholder of record a statement setting forth at least the following information as to the Notes to the extent applicable:

          (i) the amount of such payment allocable to principal of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, respectively;

          (ii) the amount of such payment allocable to interest on or with respect to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, respectively;

          (iii) the Outstanding Portfolio Balance and the Note Factor for each Class of Notes as of the close of business on the last day of the preceding Collection Period;

          (iv) the aggregate outstanding principal amount of each Class of Notes after giving effect to payments allocated to principal reported under clause (i) above;

          (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period, the amount of any unpaid Servicing Fees and the change in such amount from the prior Payment Date;

          (vi) the amount paid to the Noteholders under the Policy or from the Spread Account for such Payment Date;

          (vii) the amount payable to the Insurer on such Payment Date;

          (viii) the aggregate amount in the Spread Account and the change in such amount from the previous Payment Date;

          (ix) as of the end of the preceding Collection Period, the number of Auto Loans and the aggregate principal amount scheduled to be paid thereon for which the related Obligors are delinquent in making scheduled payments thereon for [(a) at least one month, but not two months or more, (b) at least two months, but not three months or more, (c) at least three months, but not four months or more, and (d) four months or more];

          (x) the number and the aggregate Purchase Amounts for Auto Loans, if any, that were repurchased in such period;

          (xi) the cumulative amount of Net Losses from the Initial Cutoff Date to the last day of the related Collection Period;

          (xii) the amount of any Indenture Trustee and Collateral Agent Fees and all other amounts paid pursuant to Section 4.07(a)(i); and

          (xiii) the calculation of the Level I Portfolio Performance Tests and the Level II Portfolio Performance Tests.

     (b) Within 60 days after the end of each calendar year, the Servicer shall deliver to the Indenture Trustee a statement setting forth the amounts paid during such preceding calendar year in respect of (i) principal of the Notes,
(ii) interest on the Notes and (iii) Servicing Fees. The Indenture Trustee shall mail to each person who at any time during such preceding calendar year shall have been a Noteholder of record and received any payment in respect of such Notes.

     SECTION 4.11 Optional Deposits by the Insurer; Notice of Waivers.

     (a) The Insurer shall at any time, and from time to time, with respect to a Payment Date, have the option (but shall not be required, except as provided in Section 5.01(a)) to deliver amounts to the Indenture Trustee for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Issuer with respect to such Payment Date, (ii) to pay as a component of the Principal Payment Amount to the extent that the principal balance of the Notes as of the Determination Date preceding such Payment Date exceeds the Noteholders' Percentage as of such Determination Date, or (iii) to include such amount as part of the Available Funds for such Payment Date to the extent that without such amount a draw would be required to be made on the Policy. Any amounts so delivered by the Insurer shall be included in Reimbursement Amounts.

     (b) If the Insurer waives the satisfaction of any of the events that might trigger an event of default under the Insurance Agreement and so notifies the Indenture Trustee in writing pursuant to Section 6.02 of the Insurance Agreement, the Indenture Trustee shall notify the Rating Agencies of such waiver.

                                    ARTICLE V

                                   THE POLICY

     SECTION 5.01 Claims Under Policy.

     (a) In the event that the Indenture Trustee has delivered a Deficiency Notice with respect to any Determination Date pursuant to Section 4.05 hereof, the Indenture Trustee shall on the related Draw Date determine whether the application of funds in accordance with Section 4.07(a), together with any amounts deposited by the Insurer pursuant to Section 4.11 and the application of any Deficiency Claim Amount pursuant to Section 4.05 would result in a Deficiency Amount on any Payment Date or the related Final Scheduled Maturity Date, as applicable. If the Deficiency Amount for such Payment Date or on the related Final Scheduled Maturity Date, as applicable, is greater than zero, the Indenture Trustee shall furnish to the Insurer no later than 12:00 noon New York City time on the related Draw Date a completed Notice of Claim (as defined in clause (b) below) in the amount of the Deficiency Amount. Amounts paid by the Insurer pursuant to a claim submitted under this Section 5.01, shall be deposited by the Indenture Trustee into the Collection Account for payment to Noteholders on the related Payment Date and shall remain uninvested.

     (b) Any notice delivered by the Indenture Trustee to the Insurer pursuant to Section 5.01 (a) shall specify the Deficiency Amount claimed under the Policy and shall constitute a "Notice of Claim" (as defined in the Policy) under the Policy. In accordance with the provisions of the Policy, the

Insurer is required to pay to the Indenture Trustee the Deficiency Amount properly claimed thereunder by 12:00 noon, New York City time, on the later of
(i) the second Business Day (as defined in the Policy) following receipt on a Business Day of the Notice of Claim, and (ii) the applicable Payment Date. Any payment made under the Policy by the Insurer shall be applied solely to the payment of the Notes as set forth in the Policy, and for no other purpose.

     (c) The Indenture Trustee shall (i) receive as attorney-in-fact of each Noteholder any Deficiency Amount from the Insurer and (ii) deposit the same in the Collection Account for payment to Noteholders. For the purposes of clause
(d) below, any and all Deficiency Amounts disbursed by the Indenture Trustee from claims made under the Policy shall not be considered payment by the Issuer with respect to such Notes, and shall not discharge the obligations of the Issuer with respect thereto.

     (d) The Insurer shall, to the extent it makes any payment with respect to the Notes, become subrogated to the rights of the recipients of such payments to the extent of such payments. Subject to and conditioned upon any payment with respect to the Notes by or on behalf of the Insurer, the Indenture Trustee and the Noteholders shall assign to the Insurer all rights to the payment of interest or principal with respect to the Notes which are then due for payment to the extent of all payments made by the Insurer, and the Insurer may exercise any option, vote, right, power or the like with respect to the Notes to the extent that it has made payment pursuant to the Policy. To evidence such subrogation, the Note Registrar (as defined in this Indenture) shall note the Insurer's rights as subrogee upon the register of Noteholders upon receipt from the Insurer of proof of payment by the Insurer of any Insured Payment (as defined in the Policy). The foregoing subrogation shall in all cases be subject to the rights of the Noteholders to receive all Insured Payments (as defined in the Policy) in respect of the Notes.

     (e) The Indenture Trustee shall keep a complete and accurate record of all funds deposited by the Insurer into the Collection Account and the allocation of such funds to payment of interest on and principal paid in respect of any Note. The Insurer shall have the right to inspect such records at reasonable times upon one Business Day's prior notice to the Indenture Trustee.

     (f) The Indenture Trustee shall be entitled to enforce on behalf of the Noteholders the obligations of the Insurer under the Policy. Notwithstanding any other provision of this Agreement or any Transaction Documents, the Noteholders are not entitled to make any claims under the Policy or institute proceedings directly against the Insurer.

     SECTION 5.02 Preference Claims.

     (a) In the event that the Indenture Trustee has received a certified copy of an order of the appropriate court that any Insured Payment (as defined in the Policy) paid on a Note has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Indenture Trustee shall so notify the Insurer, shall comply with the provisions of the Policy to obtain payment by the Insurer of such avoided payment, and shall, at the time it provides notice to the Insurer, notify Holders of the Notes by mail that, in the event that any Noteholder's payment is so recoverable, such Noteholder will be entitled to payment pursuant to the terms of the Policy. The Indenture Trustee shall furnish to the Insurer its records evidencing the payments of principal of and interest on the Notes, if any, which have been made by the Indenture Trustee and subsequently recovered from Noteholders, and the dates on which such payments were made. Pursuant to the terms of the Policy, the Insurer will make such payment on behalf of the Noteholder to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Noteholder and not to any Noteholder directly (unless a Noteholder has returned principal or interest on the Notes to such receiver or trustee in bankruptcy, in which case the Insurer will make such payment to the Indenture Trustee for payment to such Noteholder upon proof of such payment reasonably satisfactory to the Insurer).

     (b) The Indenture Trustee shall promptly notify the Insurer of any proceeding or the institution of any action (of which the Indenture Trustee has actual knowledge) seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (a "Preference Claim") of any payment made with respect to the Notes. Each Holder, by its purchase of Notes, and the Indenture Trustee hereby agrees that so long as an Insurer Default shall not have occurred and be continuing, the Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition, and without limitation of the foregoing, as set forth in Section 5.01(d), the Insurer shall be subrogated to, and each Noteholder and the Indenture Trustee hereby delegate and assign, to the fullest extent permitted by law, the rights of the Indenture Trustee and each Noteholder in the conduct of any proceeding with respect to a Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

     SECTION 5.03 Surrender of Policy.

     The Indenture Trustee shall surrender the Policy to the Insurer for cancellation upon the expiration of the Policy in accordance with the terms thereof.

                                   ARTICLE VI
                           SATISFACTION AND DISCHARGE

     SECTION 6.01 Satisfaction and Discharge of Indenture.

     This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.05, 3.08, 3.10, 3.11, 3.13, 3.14, 3.15, 3.16, 3.18, 3.19
and 3.20, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section

8.07 and the obligations of the Indenture Trustee under Section 6.02) and (vi) the rights of Noteholders and the Insurer as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

     1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.05 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation and the Policy has expired and been returned to the Insurer for cancellation;

     2) the Issuer has paid or caused to be paid all Insurer Secured Obligations and all Indenture Trustee Secured Obligations; and

     3) the Issuer has delivered to the Indenture Trustee and the Insurer an Officer's Certificate and, an Opinion of Counsel stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     SECTION 6.02 Application of Trust Money.

     All moneys deposited with the Indenture Trustee pursuant to Section 6.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Note Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest and to the Insurer for the payment of any amounts due to it under the Transaction Documents; but such moneys need not be segregated from other funds except to the extent required herein or in the Sales and Servicing Agreement or required by law.

     SECTION 6.03 Repayment of Moneys Held by Note.

     In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Note Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and thereupon such Note Paying Agent shall be released from all further liability with respect to such moneys.

                                   ARTICLE VII

                                    REMEDIES

     SECTION 7.01 Events of Default.

     (a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) so long as an Insurer Default shall have occurred and be continuing, default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five days (solely for purposes of this clause, a payment on the Notes funded by the Insurer or the Collateral Agent pursuant to the Spread Account Agreement shall be deemed to be a payment made by the Issuer); or

          (ii) so long as an Insurer Default shall have occurred and be continuing, default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable and such default shall continue for a period of five days (solely for purposes of this clause, a payment on the Notes funded by the Insurer or the Collateral Agent pursuant to the Spread Account Agreement, shall be deemed to be a payment made by the Issuer); or

          (iii) so long as an Insurer Default shall not have occurred and be continuing, an Insurance Agreement Indenture Indicator (other than clauses
     (4) - (8) of the definition of Insurance Agreement Indicator or a Servicer Termination Event arising from a breach of clauses (w) or (x)(2) (to the extent relating to clauses (4)-(8) of the definition of Insurance Agreement Indicator) of Section 5.4(a) or clause (y) of the proviso to Section 5.4(b) of the Sales and Servicing Agreement) shall have occurred; provided, however, that the occurrence of an Insurance Agreement Indenture Indicator may not form the basis of an Event of Default unless the Insurer shall have delivered to the Issuer and the Indenture Trustee and not rescinded a written notice specifying that such Insurance Agreement Indenture Indicator constitutes an Event of Default under the Indenture; or

          (iv) so long as an Insurer Default shall have occurred and be continuing, default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and the Servicer delivers an Officer's Certificate to the Indenture Trustee to the effect that the Issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default) after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (v) so long as an Insurer Default shall have occurred and be continuing, the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Series Pool in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Series Pool, or ordering the winding-up or liquidation of the Issuer's affairs, which decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (vi) so long as an Insurer Default shall have occurred and be continuing, the commencement by the Issuer of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Series Pool, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing.

     (b) The Issuer shall deliver to the Indenture Trustee and the Insurer and the Rating Agencies, within three days after obtaining knowledge of the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii), its status and what action the Issuer is taking or proposes to take with respect thereto.

     SECTION 7.02 Rights Upon Event of Default.

     (a) If an Insurer Default shall not have occurred and be continuing and an Event of Default shall have occurred, upon the written direction of the Insurer, the Notes shall become immediately due and payable at par, together with accrued interest thereon. If an Event of Default shall have occurred, the Controlling Party may exercise any of the remedies specified in Section 7.04. In the event of any acceleration of any Notes by operation of this Section 7.02, the Indenture Trustee shall continue to be entitled to make claims under the Policy pursuant to the Policy for Insured Payments on the Notes. Payments under the Policy following acceleration of any Notes shall be applied by the Indenture Trustee:

          FIRST: to Noteholders for amounts due and unpaid on the Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest; and

          SECOND: for amounts due and unpaid on the Notes for principal, to the Holders of the Notes, sequentially, first to pay principal of the Class A-1 Notes until the outstanding principal amount of the Class A-1 Notes has been reduced to zero, then to pay principal of the Class A-2 Notes until the outstanding principal amount of the Class A-2 Notes has been reduced to zero, and then to pay principal of the Class A-3 Notes until the outstanding principal amount of the Class A-3 Notes has been reduced to zero, and then to pay principal of the Class A-4 Notes until the outstanding principal amount of the Class A-4 Notes has been reduced to zero.

     (b) In the event any Notes are accelerated due to an Event of Default, the Insurer shall have the right (in addition to its obligation to pay Insured Payments on the Notes in accordance with the Policy), but not the obligation, to make payments under the Policy or otherwise of interest and principal due on such Notes, in whole or in part, on any date or dates following such acceleration as the Insurer, in its sole discretion, shall elect.

     (c) If an Insurer Default shall have occurred and an Event of Default shall have occurred and be continuing, the Indenture Trustee in its discretion may, or if so requested in writing by Holders holding Notes representing not less than a majority of the Outstanding Amount of the Notes, declare by written notice to the Issuer that the Notes become, whereupon they shall become, immediately due and payable at par, together with accrued interest thereon.

     (d) If an Insurer Default shall have occurred and be continuing, then at any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article VII provided, the Holders of Notes representing a majority of the Outstanding Amount of the Notes, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

          (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay

          (A) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

          (B) all sums paid or advanced by the Indenture Trustee hereunder and all sums due to the Insurer under the Transaction Documents and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and the Insurer and their respective agents and counsel; and

          (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 7.13.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

     SECTION 7.03 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

     (a) The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable and such default continues for a period of five days, the Issuer will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

     (b) Each Issuer Secured Party hereby irrevocably and unconditionally appoints the Indenture Trustee as the true and lawful attorney-in-fact of such Issuer Secured Party for so long as such Issuer Secured Party is not the Indenture Trustee, with full power of substitution, with the prior consent of the Insurer (provided that no Insurer Default has occurred and is continuing) to execute, acknowledge and deliver any notice, document, certificate, paper, pleading or instrument and to do in the name of the Indenture Trustee as well as in the name, place and stead of such Issuer Secured Party such acts, things and deeds for or on behalf of and in the name of such Issuer Secured Party under this Indenture (including specifically under Section 7.04) and under the Transaction Documents which such Issuer Secured Party could or might do or which may be necessary, desirable or convenient in the Indenture Trustee's discretion with the consent of the Insurer (so long as an Insurer Default has not occurred and is continuing) to effect the purposes contemplated hereunder and under the Transaction Documents and, without limitation, following the occurrence of an Event of Default, exercise full right, power and authority to take, or defer from taking, any and all acts with respect to the administration, maintenance or disposition of the Series Pool.

     (c) If an Event of Default occurs, the Indenture Trustee may in its discretion subject to the consent of the Controlling Party and shall, at the direction of the Controlling Party (except as provided in Section 7.03(d) below), proceed to protect and enforce its rights and the rights of the Noteholders and the Insurer by such appropriate Proceedings as the Indenture Trustee or the Controlling

Party shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

     (d) Notwithstanding anything to the contrary contained in this Indenture (including without limitation Sections 7.04, 7.12 and 7.13) and regardless of whether an Insurer Default shall have occurred and be continuing, if the Issuer fails to perform its obligations under Section 12.01(b) hereof when and as due, the Indenture Trustee may in its discretion (and with the consent of the Controlling Party) proceed to protect and enforce its rights and the rights of the Noteholders and the Insurer (provided that an Insurer Default has not occurred and is continuing) by such appropriate proceedings as the Indenture Trustee and the Insurer (provided that an Insurer Default has not occurred and is continuing) shall deem most effective to protect and enforce any such rights, whether for specific performance of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

     (e) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in any of the property included in the Series Pool, proceedings under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

          (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee and the Insurer (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee and the Insurer, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee and the Insurer, except as a result of negligence, bad faith or willful misconduct) and of the Noteholders allowed in such proceedings;

          (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

          (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee and of the Insurer on their behalf; and

          (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes or the Insurer allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such proceeding is hereby authorized by each of such Noteholders and the Insurer to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee and the Insurer such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee and the Insurer, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee and the Insurer except as a result of negligence or bad faith.

     (f) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

     (g) All rights of action and of asserting claims under this Indenture, the Spread Account Agreement or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any, of the Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes and the Insurer.

     (h) In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture or the Spread Account Agreement), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such proceedings.

     SECTION 7.04 Remedies.

     If an Event of Default shall have occurred, the Controlling Party may do one or more of the following:

          (i) institute or direct the Indenture Trustee to institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

          (ii) institute or direct the Indenture Trustee to institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Auto Loans and Other Conveyed Property included in the Series Pool;

          (iii) exercise or direct the Indenture Trustee to exercise any remedies of a secured party under the UCC and to take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes and the Insurer; and

          (iv) sell or direct the Indenture Trustee to sell the Series Pool or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; and:

          (A) such Event of Default is of the type described in Section 7.01(i) or (ii), or

          (B)  either

               (x) the Holders of 100% of the Outstanding Amount of the Notes consent thereto, or

               (y) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest all amounts due to the Insurer under the Transaction Documents, or

               (z) the Indenture Trustee determines that the Trust estate will not continue to provide sufficient funds for the payment of principal and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of 662/3% of the Outstanding Amount of the Notes.

     In determining such sufficiency or insufficiency with respect to clauses
(y) and (z), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation acceptable to the Insurer (provided that an Insurer Default has not occurred and is continuing) as to the feasibility of such proposed action and as to the sufficiency of the Series Pool for such purpose.


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


     SECTION 7.05 [Reserved]

     SECTION 7.06 Priorities.

     (a) Following (1) the acceleration of the Notes pursuant to Section 7.02 or
(2) if an Insurer Default shall have occurred and be continuing, the occurrence of an Event of Default pursuant to Section 7.01(a)(i), 7.01(a)(ii), 7.01(a)(iv), 7.01(a)(v) or 7.01(a)(vi) of this Indenture, all Available Funds plus all amounts in the Spread Account, including any money or property collected pursuant to Section 7.04 of this Indenture shall be applied by the Indenture Trustee on the related Payment Date in the following order of priority:

          FIRST: amounts due and owing and required to be distributed to the Servicer and Indenture Trustee and Collateral Agent, respectively, pursuant to priorities (i) through (ii) of Section 4.07(a) hereof and not previously distributed, in the order of such priorities and without preference or priority of any kind within such priorities;

          SECOND: to Noteholders for amounts due and unpaid on the Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

          THIRD: for amounts due and unpaid on the Notes for principal, to the Holders of the Notes, sequentially, first to pay principal of the Class A-1 Notes until the outstanding principal amount of the Class A-1 Notes has been reduced to zero, then to pay principal of the Class A-2 Notes until the outstanding principal amount of the Class A-2 Notes has been reduced to zero, and then to pay principal of the Class A-3 Notes until the outstanding principal amount of the Class A-3 Notes has been reduced to zero, and then to pay the principal of the Class A-4 Notes until the outstanding principal balance of the Class A-4 Notes has been reduced to zero;

          FOURTH: to any successor servicer, the Indenture Trustee and the Insurer, any reasonable and nonrecurring fees and expenses related to the transfer of servicing and the appointment of a successor servicer or temporary successor servicer in the event Copelco is not the successor servicer, to the extent not paid by the Servicer or by Copelco pursuant to the Guaranty Agreement provided that amounts paid pursuant to this clause FOURTH shall not exceed $100,000;

          FIFTH: amounts due and owing and required to be paid to the Insurer pursuant to Section 4.07(a) hereof and not previously paid;

          SIXTH: to the Indenture Trustee and Collateral Agent to be applied as provided in the Spread Account Agreement;

          SEVENTH: to the payment of any Re-liening Expenses, to the extent not paid by Copelco pursuant to the Guaranty Agreement;

          EIGHTH, to any successor servicer, the Insurer, the Indenture Trustee and Collateral Agent, any items payable to them that were not paid under clauses FIRST and FOURTH above; and

          NINTH, to the holder(s) of the Certificates, the remaining balance, if any.

     (b) The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date the Issuer shall mail to each Noteholder, the Insurer and the Indenture Trustee a notice that states such record date, the payment date and the amount to be paid.

     SECTION 7.07 Limitation of Suits.

     No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

          (ii) the Holders of not less than 25% of the Outstanding Amount of the Notes have made written request to the Indenture Trustee to institute such proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

          (iii) such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

          (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceedings;

          (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Notes; and

          (vi) an Insurer Default shall have occurred and be continuing;

it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

     In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Outstanding Amount of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

     SECTION 7.08 Unconditional Rights of Noteholders To Receive Principal and Interest.

     Notwithstanding any other provisions of this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

     SECTION 7.09 Restoration of Rights and Remedies.

     If the Controlling Party or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee, the Insurer or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee, the Insurer and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee, the Insurer and the Noteholders shall continue as though no such proceeding had been instituted.

     SECTION 7.10 Rights and Remedies Cumulative.

     No right or remedy herein conferred upon or reserved to the Controlling Party or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 7.11 Delay or Omission Not a Waiver.

     No delay or omission of the Controlling Party or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article VII or by law to the Indenture Trustee, the Insurer or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, the Insurer or by the Noteholders, as the case may be.

     SECTION 7.12 Control by Noteholders.

     If the Indenture Trustee is the Controlling Party, the Note Majority shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

          (i) such direction shall not be in conflict with any rule of law or with this Indenture;

          (ii) subject to the express terms of Section 7.04, any direction to the Indenture Trustee to sell or liquidate the Auto Loans and Other Conveyed Property that comprise the Series Pool shall be by the Holders of Notes representing not less than 100% of the Outstanding Amount of the Notes;

          (iii) if the conditions set forth in Section 7.04 have been satisfied and the Indenture Trustee elects to retain the Auto Loans and Other Conveyed Property that comprise the Series Pool pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Outstanding Amount of the Notes to sell or liquidate the Auto Loans and Other Conveyed Property that comprise the Series Pool shall be of no force and effect; and

          (iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;

provided, however, that, subject to Section 8.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

     SECTION 7.13 Waiver of Defaults.

     The Insurer or, if an Insurer Default shall have occurred and be continuing, prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 7.04, the Note Majority may waive any past Default or Event of Default and its consequences except a Default or Event of Default
(i) in payment of principal of or interest on any of the Notes or (ii) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Indenture Trustee, the Insurer and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

     Upon any such waiver, such Default or Event of Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

     SECTION 7.14 Undertaking for Costs.

     All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee or the Insurer, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

     SECTION 7.15 Waiver of Stay or Extension Laws.

     The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted including, but not limited to, filing a voluntary petition under Chapter 11 of the Bankruptcy Code, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power and any right of the Issuer to take such action shall be suspended.

                                  ARTICLE VIII

                              THE INDENTURE TRUSTEE

     SECTION 8.01 Duties Of Indenture Trustee.

     (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and the Transaction Documents and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) Except during the continuance of an Event of Default:

          (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

          (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

     (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.12.

     (d) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

     (e) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Sales and Servicing Agreement.

     (f) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (g) The Indenture Trustee shall permit any representative of the Insurer, during the Indenture Trustee's normal business hours, to examine all books of account, records, reports and other papers of the Indenture Trustee relating to the Notes, to make copies and extracts therefrom and to discuss the Indenture Trustee's affairs and actions, as such affairs and actions relate to the Indenture Trustee's duties with respect to the Notes, with the Indenture Trustee's officers and employees responsible for carrying out the Indenture Trustee's duties with respect to the Notes.

     (h) The Indenture Trustee shall, and hereby agrees that it will, perform all of the obligations and duties required of it under the Sales and Servicing Agreement and the other Transaction Documents to which it is a party.

     (i) The Indenture Trustee shall, and hereby agrees that it will, hold the Policy in trust, and will hold any proceeds of any claim on the Policy in trust solely for the use and benefit of the Noteholders.

     (j) Except for actions expressly authorized by this Indenture, the Indenture Trustee shall take no action reasonably likely to impair the security interests created or existing under any Auto Loan or Financed Vehicle or other Collateral or to impair the value of any Auto Loan or Financed Vehicle or other Collateral.

     (k) All information obtained by the Indenture Trustee regarding the Obligors and the Auto Loans, whether upon the exercise of its rights under this Indenture or otherwise, shall be maintained by the Indenture Trustee in confidence and shall not be disclosed to any other Person, other than the Indenture Trustee's attorneys, accountants and agents unless such disclosure is required by this Indenture or any applicable law or regulation.

     (l) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

     SECTION 8.02 Rights of Indenture Trustee.

     (a) Subject to Sections 8.01, the Indenture Trustee shall be protected and shall incur no liability to the Issuer or any Issuer Secured Party in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document reasonably believed by the Indenture Trustee to be genuine and to have been duly executed by the appropriate signatory, and, except to the extent the Indenture Trustee has actual knowledge to the contrary or as required pursuant to Section 8.01 or Section 8.02(g) the Indenture Trustee shall not be required to make any independent investigation with respect thereto.

     (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate. Subject to Section 8.01(c), the Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer's Certificate.

     (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of Flagship Credit Corporation, or any other such agent, attorney, custodian or nominee appointed with the prior consent of the Insurer (provided that an Insurer Default has not occurred and is continuing).

     (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

     (e) The Indenture Trustee may consult with counsel selected by it with care, and the written advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) The Indenture Trustee shall be under no obligation to institute, conduct or defend any litigation under this Indenture or in relation to this Indenture, at the request, order or direction of any of the Holders of Notes or the Controlling Party, pursuant to the provisions of this Indenture, unless such Holders of Notes or the Controlling Party shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; provided, however, that the Indenture Trustee shall, upon the occurrence of an Event of Default (that has not been cured), exercise the rights and powers vested in it by this Indenture in accordance with Section 8.01.

     (g) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Insurer (so long as no Insurer Default shall have occurred and be continuing) or (if an Insurer Default shall have occurred and be continuing) by the Holders of Notes evidencing not less than 25% of the Outstanding Amount thereof; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture or the Sales and Servicing Agreement, the Indenture Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Person making such request, or, if paid by the Indenture Trustee, shall be reimbursed by the Person making such request upon demand.


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


     SECTION 8.03 Individual Rights of Indenture Trustee.

     The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not the Indenture Trustee. Any Note Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 8.11.

     SECTION 8.04 Indenture Trustee's Disclaimer.

     The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Series Pool, the Collateral or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

     SECTION 8.05 Notice of Defaults.

     If an Event of Default occurs, and if it is either known by, or written notice of the existence thereof has been delivered to, a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to the Insurer, each Noteholder and the Rating Agencies notice of the Default within 5 days after such knowledge or notice occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note, if any), the Indenture Trustee may withhold the notice to each Noteholder if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

     SECTION 8.06 Reports by Indenture Trustee to Holders.

     The Indenture Trustee shall on behalf of the Issuer deliver to each Noteholder such information as may be reasonably required to enable such Holder to prepare its Federal and state income tax returns. If required by TIA ss. 313(a), within 60 days after each March 31, beginning with March 31, 2001, Indenture Trustee shall mail to each Noteholder as required by TIA ss. 313(c) a brief report dated as of such date that complies with TIA ss. 313(a). Indenture Trustee also shall comply with TIA ss.ss. 313(b)(1) and 313(b)(2). A copy of each report at the time of its mailing to Noteholders shall be filed by Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. Issuer shall notify Indenture Trustee if and when the Notes are listed on any stock exchange.

     SECTION 8.07 Compensation and Indemnity.

     (a) The Indenture Trustee shall receive from time to time compensation for its services, including all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts.

     (b) The Issuer shall pay such compensation and make such reimbursement on a non-recourse basis by payment from Available Funds as provided in Section 4.07(a) of this Indenture. The Servicer shall also be obligated to pay such amounts to the extent expressly provided for in this Indenture. The Indenture Trustee shall seek payment for amounts set forth in Sections 4.07(a)(i), 4.07(a)(vi) and 4.07(a)(xi) of the Indenture from the Collection Account one Payment Date before making demand therefor to the Servicer, and the Servicer shall promptly but in any case no later than the first Determination Date that follows more than five days after receipt of such demand, pay such amount, unless it reasonably believes such amount will not be available from the Collection Account on the next Payment Date, in which case it may make immediate demand on the Issuer. The Indenture Trustee shall seek payment for amounts set forth in this Section 8.07, first from the Servicer (subject to the same timing requirements as are set forth in the previous sentence) and then from the Issuer, as set forth herein. The Indenture Trustee shall notify the Issuer and the Servicer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Servicer shall not relieve the Servicer of its obligations under Article V of the Sales and Servicing Agreement or the Indenture Trustee of its entitlement to withdraw. The Indenture Trustee may have separate counsel and the Issuer shall or shall cause the Servicer to pay the reasonable fees and expenses of such counsel. Neither the Issuer nor the Servicer need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

     (c) The Issuer's payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default specified in
Section 7.01(a)(v) or (vi) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or similar law. Notwithstanding anything else set forth in this Indenture or the Transaction Documents, the recourse of the Indenture Trustee hereunder and under the Transaction Documents shall be to the Series Pool only in the priorities set forth herein and specifically shall not be recourse to the assets of any Noteholder. In addition, the Indenture Trustee agrees that its recourse to the Issuer, the Series Pool, the Sellers and amounts held pursuant to the Spread Account Agreement shall be limited to the right to receive the payments referred to in Section 4.07(a) hereof.

     SECTION 8.08 Replacement of Indenture Trustee.

     (a) The Issuer may, with the consent of the Insurer, and at the request of the Insurer (unless an Insurer Default shall have occurred and be continuing), shall, remove the Indenture Trustee if:

          (i) the Indenture Trustee fails to comply with Section 8.11;

          (ii) a court having jurisdiction in the premises in respect of the Indenture Trustee in an involuntary case or proceeding under federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or similar official) for the Indenture Trustee or for any substantial part of the Indenture Trustee's property, or ordering the winding-up or liquidation of the Indenture Trustee's affairs;

          (iii) an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law is commenced with respect to the Indenture Trustee and such case is not dismissed within 60 days;

          (iv) the Indenture Trustee commences a voluntary case under any federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator or sequestrator (or other similar official) for the Indenture Trustee or for any substantial part of the Indenture Trustee's property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherances of any of the foregoing;

          (v) the Indenture Trustee otherwise becomes incapable of acting; or

          (vi) the Indenture Trustee materially breaches any covenants under any Transaction Document to which it is a party.

     (b) If the Indenture Trustee resigns pursuant to Section 8.20 or is removed pursuant to the terms hereof or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee acceptable to the Insurer (so long as an Insurer Default shall not have occurred and be continuing). If the Issuer fails to promptly appoint such a successor Indenture Trustee, the Insurer may appoint a successor Indenture Trustee.

     (c) A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, the Insurer (provided that no Insurer Default shall have occurred and be continuing) and the Issuer, whereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the retiring Indenture Trustee under this Indenture, subject to satisfaction of the Rating Agency Condition. The successor Indenture Trustee shall mail a notice of its succession to each Noteholder. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.


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


     (d) If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority in outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee acceptable to the Insurer (provided that an Insurer Default shall not have occurred and be continuing).

     (e) Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to this Section 8.08.

     SECTION 8.09 Successor Indenture Trustee by a Merger.

     (a) If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided that, such successor is otherwise qualified to serve as Indenture Trustee hereunder and is acceptable to the Insurer (provided that no Insurer Default has occurred and is continuing). The Indenture Trustee shall provide the Rating Agencies and the Insurer at least 30 days' prior written notice of any such transaction.

     (b) In case at the time such successor or successors to the Indenture Trustee by merger, conversion or consolidation shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee.

     SECTION 8.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

     (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any of the property included in the Series Pool may at the time be located, the Indenture Trustee with the consent of the Insurer (so long as an Insurer Default shall not have occurred and be continuing) shall have the power and may execute and deliver all instruments to appoint one or more Persons acceptable to the Insurer (provided that no Insurer Default shall have occurred and be continuing) to act as a co-indenture trustee or co-indenture trustees, or separate indenture trustee or separate indenture trustees, of all or any part of the property included in the Series Pool, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders and the Insurer, such title to the Issuer, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee and the Insurer may consider necessary or desirable. No co-indenture trustee or separate indenture trustee hereunder shall be required


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to meet the terms of eligibility as a successor indenture trustee under Section
8.11 and no notice to Noteholders of the appointment of any co-indenture trustee or separate indenture trustee shall be required under Section 8.08 hereof.

     (b) Every separate indenture trustee and co-indenture trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate indenture trustee or co-indenture trustee jointly (it being understood that such separate indenture trustee or co-indenture trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such separate indenture trustee or co-indenture trustee, but solely at the direction of the Indenture Trustee;

          (ii) no indenture trustee hereunder shall be personally liable by reason of any act or omission of any other indenture trustee hereunder, including acts or omissions of predecessor or successor indenture trustees; and

          (iii) the Indenture Trustee with the prior consent of the Insurer may at any time accept the resignation of or remove any separate indenture trustee or co-indenture trustee.

     (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate indenture trustees and co-indenture trustees, as effectively as if given to each of them. Every instrument appointing any separate indenture trustee or co-indenture trustee shall be in form and substance acceptable to the Insurer and shall refer to this Agreement and the conditions of this Article VIII. Each separate indenture trustee and co-indenture trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee with a copy to the Insurer.

     (d) Any separate indenture trustee or co-indenture trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate indenture trustee or co-indenture trustee shall die, dissolve, become insolvent, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall invest in and


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be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor indenture trustee.

     SECTION 8.11 Appointment and Powers.

     Subject to the terms and conditions hereof, each of the Issuer Secured Parties hereby appoints Harris Trust and Savings Bank as the Indenture Trustee with respect to the Collateral and as paying agent with respect to the Notes (the "Note Paying Agent"), and Harris Trust and Savings Bank hereby accepts such appointment and agrees to act as Indenture Trustee with respect to the Collateral for the Issuer Secured Parties, to maintain custody and possession of such Collateral (except as otherwise provided hereunder) and to perform the other duties of the Indenture Trustee in accordance with the provisions of this Indenture and the other Transaction Documents. Each Issuer Secured Party hereby authorizes the Indenture Trustee to take such action on its behalf, and to exercise such rights, remedies, powers and privileges hereunder, as the Controlling Party may direct and as are specifically authorized to be exercised by the Indenture Trustee by the terms hereof, together with such actions, rights, remedies, powers and privileges as are reasonably incidental thereto. The Indenture Trustee shall act upon and in compliance with the written instructions of the Controlling Party delivered pursuant to this Indenture promptly following receipt of such written instructions; provided that the Indenture Trustee shall not act in accordance with any instructions (i) which are not authorized by, or in violation of the provisions of, this Indenture,
(ii) which are in violation of any applicable law, rule or regulation or (iii) for which the Indenture Trustee has not received reasonable indemnity. Receipt of such instructions shall not be a condition to the exercise by the Indenture Trustee of its express duties hereunder, except where this Indenture provides that the Indenture Trustee is permitted to act only following and in accordance with such instructions.

     SECTION 8.12 Performance of Duties.

     The Indenture Trustee shall have no duties or responsibilities except those expressly set forth in this Indenture and the other Transaction Documents to which the Indenture Trustee is a party or as directed by the Controlling Party in accordance with this Indenture. The Indenture Trustee shall not be required to take any discretionary action hereunder except at the written direction and with the indemnification of the Controlling Party and as provided in Section
7.12. The Indenture Trustee shall, and hereby agrees that it will, perform all of the duties and obligations required of it under the other Transaction Documents to which it is a party.

     SECTION 8.13 Limitation on Liability.

     Neither the Indenture Trustee nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it or them in good faith hereunder, or in connection herewith, except that the Indenture Trustee shall be liable for its negligence, bad faith or willful misconduct. Notwithstanding any term or provision of this Indenture, the Indenture Trustee shall incur no liability to the Issuer or the Issuer Secured Parties for any action taken or omitted by the Indenture Trustee in connection with the


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Collateral, except for the negligence, bad faith or willful misconduct on the part of the Indenture Trustee, and, further, shall incur no liability to the Issuer Secured Parties except for negligence, bad faith or willful misconduct in carrying out its duties to the Issuer Secured Parties. The Indenture Trustee shall at all times be free independently to establish to its reasonable satisfaction, but shall have no duty to independently verify, the existence or nonexistence of facts that are a condition to the exercise or enforcement of any right or remedy hereunder or under any of the Transaction Documents. The Indenture Trustee may consult with counsel selected by it with due care, and shall not be liable for any action taken or omitted to be taken by it hereunder in good faith and in accordance with the written advice of such counsel. The Indenture Trustee shall not be under any obligation to exercise any of the remedial rights or powers vested in it by this Indenture or to follow any direction from the Controlling Party unless it shall have received reasonable security or indemnity satisfactory to the Indenture Trustee against the costs, expenses and liabilities which might be incurred by it.

     SECTION 8.14 Successor Indenture Trustee.

     (a) Merger. Any Person into which the Indenture Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any Person resulting from any such conversion, merger, consolidation, sale or transfer to which the Indenture Trustee is a party, shall (provided it is otherwise qualified to serve as the Indenture Trustee hereunder and is acceptable to the Insurer provided that no Insurer Default shall have occurred and be continuing) be and become a successor Indenture Trustee hereunder and be vested with all of the title to and interest in the Collateral and all of the trusts, powers, descriptions, immunities, privileges and other matters as was its predecessor without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding, except to the extent, if any, that any such action is necessary to perfect, or continue the perfection of, the security interest of the Issuer Secured Parties in the Collateral; provided that any such successor shall also be the successor Indenture Trustee under Section 8.09.

     (b) Removal. The Indenture Trustee may be removed by the Controlling Party at any time, with or without cause, by an instrument or concurrent instruments in writing delivered to the Indenture Trustee, the other Issuer Secured Party and the Issuer. A temporary successor may be removed at any time to allow a successor Indenture Trustee to be appointed pursuant to subsection (c) below. Any removal pursuant to the provisions of this subsection (b) shall take effect only upon the effective date of the appointment of a successor Indenture Trustee acceptable to the Insurer (provided that no Insurer Default shall have occurred and be continuing) and the acceptance in writing by such successor Indenture Trustee of such appointment and of its obligation to perform its duties hereunder in accordance with the provisions hereof.

     (c) Acceptance by Successor. The Controlling Party shall have the sole right to appoint each successor Indenture Trustee. Every temporary or permanent successor Indenture Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Indenture


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Trustee, each Issuer Secured Party and the Issuer an instrument in writing accepting such appointment hereunder and the relevant predecessor shall execute, acknowledge and deliver such other documents and instruments as will effectuate the delivery of all Collateral to the successor Indenture Trustee, whereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, duties and obligations of its predecessor. Such predecessor shall, nevertheless, on the written request of either Issuer Secured Party or the Issuer, execute and deliver an instrument transferring to such successor all the estates, properties, rights and powers of such predecessor hereunder. In the event that any instrument in writing from the Issuer or an Issuer Secured Party is reasonably required by a successor Indenture Trustee to more fully and certainly vest in such successor the estates, properties, rights, powers, duties and obligations vested or intended to be vested hereunder in the Indenture Trustee, any and all such written instruments shall at the request of the temporary or permanent successor Indenture Trustee, be forthwith executed, acknowledged and delivered by the Indenture Trustee or the Issuer, as the case may be. The designation of any successor Indenture Trustee and the instrument or instruments removing any Indenture Trustee and appointing a successor hereunder, together with all other instruments provided for herein, shall be maintained with the records relating to the Collateral and, to the extent required by applicable law, filed or recorded by the successor Indenture Trustee in each place where such filing or recording is necessary to effect the transfer of the Collateral to the successor Indenture Trustee or to protect or continue the perfection of the security interests granted hereunder.

     SECTION 8.15 Representations and Warranties of the Indenture Trustee.

     The Indenture Trustee represents and warrants to the Issuer and to each Issuer Secured Party as follows:

     (a) Due Organization. The Indenture Trustee is a banking corporation, duly organized, validly existing and in good standing under the laws of the State of Illinois and is duly authorized and licensed under applicable law to conduct its business as presently conducted.

     (b) Trust Power. The Indenture Trustee has all requisite right, power and authority to execute and deliver this Indenture and to perform all of its duties as Indenture Trustee hereunder.

     (c) Due Authorization. The execution and delivery by the Indenture Trustee of this Indenture and the other Transaction Documents to which it is a party, and the performance by the Indenture Trustee of its duties hereunder and thereunder, have been duly authorized by all necessary corporate proceedings and no further approvals or filings, including any governmental approvals, are required for the valid execution and delivery by the Indenture Trustee, or the performance by the Indenture Trustee, of this Indenture and such other Transaction Documents.


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     (d) Valid and Binding Indenture.

     The Indenture Trustee has duly executed and delivered this Indenture and each other Transaction Document to which it is a party, and each of this Indenture and each such other Transaction Document constitutes the legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

     SECTION 8.16 Waiver of Setoffs.

     The Indenture Trustee hereby expressly waives any and all rights of setoff that the Indenture Trustee may otherwise at any time have under applicable law with respect to any Account and agrees that amounts in the Accounts shall at all times be held and applied solely in accordance with the provisions hereof.

     SECTION 8.17 Control by the Controlling Party.

     The Indenture Trustee shall comply with notices and instructions given by the Issuer only if accompanied by the written consent of the Controlling Party, except that if any Event of Default shall have occurred and be continuing, the Indenture Trustee shall act upon and comply with notices and instructions given by the Controlling Party alone in the place and stead of the Issuer.

     SECTION 8.18 Insurer as Controlling Party.

     Each Noteholder by purchase of the Notes held by it acknowledges that the Indenture Trustee, as partial consideration of the issuance of the Policy, has agreed that the Insurer shall have certain rights hereunder and shall be the Controlling Party for so long as no Insurer Default shall have occurred and be continuing. Unless otherwise provided herein, so long as an Insurer Default has occurred and is continuing, any provision giving the Insurer the right to direct, appoint or consent to, approve of, or take any action under this Indenture shall be inoperative during the period of such Insurer Default and such right shall instead vest in the Indenture Trustee acting, unless otherwise specified, at the written direction of a Note Majority until such time as such Insurer Default is no longer continuing. The Insurer may disclaim any of its rights and powers under this Indenture (but not its duties and obligations under the Policy) upon delivery of a written notice to the Indenture Trustee. Except as otherwise provided herein, the Insurer may give or withhold any consent hereunder in its sole and absolute discretion.


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


     SECTION 8.19 Eligibility and Disqualification of Indenture Trustee.

     Indenture Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Indenture Trustee under this Indenture shall at all times be a bank, organized and doing business under the laws of the United States of America or any State thereof; authorized under such laws to exercise corporate trust powers, shall be acceptable to the Insurer; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authorities; and having a rating, both with respect to long-term and short-term unsecured obligations, of not less than A and A-1, respectively, by the Rating Agencies. If such corporation, banking association or trust company publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 8.19, the combined capital and surplus of such corporation, banking association or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 8.19, the Indenture Trustee shall resign immediately in the manner and with the effect specified in
Section 8.20. Indenture Trustee shall comply with TIA ss. 310(b), including the optional provision permitted by the second sentence of TIA ss. 310(b)(9), provided that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities of Issuer are outstanding if the requirements for such exclusion set forth in ss. 310(b)(1) are met.

     SECTION 8.20 Resignation or Removal of Indenture Trustee.

     The Indenture Trustee may at any time resign and be discharged from the trusts hereby created by giving 30 days' prior written notice thereof to the Servicer and the Insurer. Upon receiving such notice of resignation, (a) the Insurer (provided no Insurer Default has occurred and is continuing), or (b) if an Insurer Default has occurred and is continuing, the Note Majority, the Servicer shall promptly appoint a successor Indenture Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Indenture Trustee and one copy to the successor Indenture Trustee; provided that the consent of the Insurer shall be required. If no successor Indenture Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee which satisfies the eligibility requirements pursuant to Section 8.19. The Indenture Trustee may be removed at any time by written demand of the Insurer delivered to the Indenture Trustee and the Servicer, provided that, if an Insurer Default has occurred which is continuing, such right of the Insurer shall be inoperative during the period of such Insurer Default and shall instead vest in the Note Majority.

     If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 8.19 and shall fail to resign after written request therefor by the Insurer or the Servicer, with the prior consent of the Insurer, or if at any time the Indenture Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver, conservator or liquidator of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or at request of the


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Insurer then the Servicer with the prior written consent of the Insurer may (and at the instruction of the Insurer shall) remove the Indenture Trustee. If the Servicer shall remove the Indenture Trustee under the authority of the immediately preceding sentence, the Servicer, with the prior written consent of the Insurer, shall promptly appoint a successor Indenture Trustee that meets the eligibility requirements of Section 8.19 by written instrument, in duplicate, one copy of which instrument shall be delivered to the Indenture Trustee so removed and one copy to the successor Indenture Trustee, and pay all fees and expenses owed to the outgoing Indenture Trustee.

     Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section
8.20 shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to Section 8.14 and payment of all fees and expenses owed to the outgoing Indenture Trustee. The Servicer shall provide notice of such resignation or removal of the Indenture Trustee to the Rating Agencies and the Insurer.

     SECTION 8.21 Preferential Collection of Claims Against Issuer. Indenture Trustee shall comply with TIA ss. 311(a), while excluding any creditor relationship listed in TIA ss. 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                   ARTICLE IX

                         NOTEHOLDERS' LISTS AND REPORTS

     SECTION 9.01 Issuer To Furnish To Indenture Trustee Names and Addresses of Noteholders.

     The Issuer will furnish or cause to be furnished to the Indenture Trustee
(a) not more than five days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date, (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished. The Indenture Trustee or, if the Indenture Trustee is not the Note Registrar, the Issuer shall furnish to the Insurer in writing on an annual basis on each March 31 and at such other times as the Insurer may request a copy of such list.

     SECTION 9.02 Preservation of Information; Communications to Noteholders.

     The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders contained in the most recent list furnished to the Indenture Trustee as provided in Section 9.01 and the names and addresses of Holders received by the Indenture Trustee in its


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capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 9.01 upon receipt of a new list so furnished.

                                    ARTICLE X

                 COLLECTION OF MONEY AND RELEASES OF SERIES POOL

     SECTION 10.01 Collection of Money.

     Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture and the other Transaction Documents. The Indenture Trustee shall apply all such money received by it as provided in this Indenture and the other Transaction Documents. Except as otherwise expressly provided in this Indenture or in the other Transaction Documents, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Series Pool, the Indenture Trustee with the consent of the Insurer (provided that an Insurer Default has not occurred and is continuing) may or shall at the direction of the Insurer (provided that an Insurer Default has not occurred and is continuing) take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article VII.

     SECTION 10.02 Release of Series Pool.

     (a) Subject to the payment of its fees and expenses pursuant to Section 8.07, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture only, in a manner and under circumstances that are authorized by the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article X shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

     (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due the Indenture Trustee pursuant to Section 8.07 have been paid and all amount due to the Insurer have been paid and the Policy has been cancelled and returned to the Insurer, release any remaining portion of the Series Pool that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Accounts. The Indenture Trustee shall release the Auto Loans and Other Conveyed Property included in the Series Pool from the lien of this Indenture pursuant to this Section 10.02(b) only upon receipt of an Issuer Request accompanied by an Officer's Certificate and an Opinion of Counsel and compliance with the provisions of this Indenture.


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


                                   ARTICLE XI

                             SUPPLEMENTAL INDENTURES

     SECTION 11.01 Supplemental Indentures Without Consent of Noteholders.

     (a) Without the consent of the Holders of any Notes but with the consent of the Insurer (unless an Insurer Default shall have occurred and be continuing) and with prior notice to the Rating Agencies by the Issuer, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form and substance satisfactory to the Indenture Trustee and the Insurer (provided that an Insurer Default has not occurred and is continuing), for any of the following purposes:

          (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

          (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

          (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

          (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

          (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that such action shall not adversely affect the interests of the Holders of the Notes; or

          (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor indenture trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one indenture trustee, pursuant to the requirements of Article VIII; provided that, if an Insurer Default has occurred and is continuing, the Insurer's prior written consent shall be required if such indenture supplement would materially and adversely affect the interests of the Insurer.


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


The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained not inconsistent with the foregoing.

     SECTION 11.02 Supplemental Indentures with Consent of Noteholders.

     (a) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies, with the consent of the Insurer (unless an Insurer Default shall have occurred and be continuing) and with the consent of Note Majority, by Act of such Holders delivered to the Issuer, the Insurer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto in form and substance satisfactory to the Indenture Trustee and the Insurer (provided that an Insurer Default has not occurred and is continuing) for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that, subject to the express rights of the Insurer under the Transaction Documents, no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

          (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provision of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Series Pool to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable;

          (ii) impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article VII, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

          (iii) reduce the percentage of the Outstanding Amount of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

          (iv) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

          (v) reduce the percentage of the Outstanding Amount of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Series Pool pursuant to Section 7.04;

          (vi) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Transaction Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

          (vii) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or as to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein; or

          (viii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the property included in the Series Pool or, except as otherwise permitted or contemplated herein or in any of the Transaction Documents, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture; provided that, if an Insurer Default has occurred and is continuing, the Insurer's prior written consent shall be required if such indenture supplement would materially and adversely affect the interests of the Insurer.

     (b) It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     (c) Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     SECTION 11.03 Execution of Supplemental Indentures.

     In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article XI or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall and the Insurer shall be entitled to receive, and subject to Sections 8.01 and 8.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

     SECTION 11.04 Effect of Supplemental Indenture.

     Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     SECTION 11.05 Reference in Notes to Supplemental Indentures.

     Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article XI may, and if required by the Issuer shall, bear a notation in form approved by the Issuer as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                   ARTICLE XII

                               REDEMPTION OF NOTES

     SECTION 12.01 Redemption. The Notes are subject to redemption in whole, but not in part, at the direction of Flagship LLC pursuant to the Depositor Purchase Agreement, on any Payment Date on which Flagship LLC exercises its option to purchase the Auto Loans included in the Series Pool pursuant to said Depositor Purchase Agreement, for a Note redemption price equal to the Redemption Price plus all amounts due to the Insurer under the Transaction Documents; provided, however, that the Issuer has available funds sufficient to pay the Redemption Price. Flagship LLC or the Issuer shall furnish the Insurer and the Rating Agencies prior written notice of such redemption. If the Notes are to be redeemed pursuant to this Section 12.01, Flagship LLC or the Issuer shall furnish written notice of such election to the Indenture Trustee and the Insurer not later than 35 days prior to the Redemption Date and the Issuer shall deposit with the Indenture Trustee in the Collection Account the Redemption Price of the Notes to be redeemed plus all amounts due to the Insurer under the Transaction Documents, whereupon all such Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 12.02 to each Holder of Notes.

     SECTION 12.02 Form of Redemption Notice. Notice of redemption under Section
12.01 shall be given by the Indenture Trustee by facsimile or by first-class mail, postage prepaid, transmitted or mailed prior to the applicable Redemption Date to each Holder of Notes, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder's address appearing in the Note Register.

     All notices of redemption shall state:

          (i) the Redemption Date;

          (ii) the Redemption Price;

          (iii) that the Record Date otherwise applicable to such Redemption Date is not applicable and that payments shall be made only upon presentation and surrender of such Notes and the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02); and

          (iv) that interest on the Notes shall cease to accrue on the Redemption Date.

Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

     SECTION 12.03 Notes Payable on Redemption Date.

     The Notes to be redeemed shall, following notice of redemption as required by Section 12.02 (in the case of redemption pursuant to Section 12.01), on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

                                  ARTICLE XIII

                                  MISCELLANEOUS

     SECTION 13.01 Compliance Certificates and Opinions, etc.

     (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee and to the Insurer (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with.


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


     (b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether, in the opinion of each such signatory such condition or covenant has been complied with.

     (c) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 13.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee and the Insurer an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (on the date of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

          (ii) Whenever the Issuer is required to furnish to the Indenture Trustee and the Insurer an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee and the Insurer an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause
     (ii) is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than 1% percent of the Outstanding Amount of the Notes.

          (iii) Other than with respect to the release of any Purchased Auto Loans or Charged-Off Auto Loans, whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee and the Insurer an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

          (iv) Whenever the Issuer is required to furnish to the Indenture Trustee and the Insurer an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee and the Insurer an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property other than Purchased Auto Loans and Defaulted Auto Loans, or securities released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than 1 percent of the then Outstanding Amount of the Notes.

          (v) Notwithstanding Section 2.09 or any provision of this Section, the Issuer may (A) collect, liquidate, sell or otherwise dispose of the Auto Loans as and to the extent permitted or required by the Transaction Documents and (B) make cash payments out of the Trust Accounts as and to the extent permitted or required by the Transaction Documents.

     SECTION 13.02 Form of Documents Delivered to Indenture Trustee.

     (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     (b) Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Originator or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Originator or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     (c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.


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


     (d) Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VIII.

         SECTION 13.03     Acts of Noteholders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 8.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any customary manner of the Indenture Trustee.

     (c) The ownership of Notes shall be proved by the Note Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

     SECTION 13.04 Notices, etc., to Indenture Trustee, Issuer and Rating Agencies.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:


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


          (i) the Indenture Trustee by any Noteholder, the Insurer or by the Issuer shall be sufficient for every purpose hereunder if personally delivered, delivered by overnight courier or mailed certified mail, return receipt requested and shall be deemed to have been duly given upon receipt to the Indenture Trustee at its Corporate Trust Office;

          (ii) the Issuer by the Indenture Trustee, the Insurer or by any Noteholder shall be sufficient for every purpose hereunder if personally delivered, delivered by overnight courier or mailed certified mail, return receipt requested and shall deemed to have been duly given upon receipt to the Issuer addressed to: Flagship Auto Receivables Owner Trust 1999-2 in care of First Union National Bank, One Rodney Square, 920 King Street, Wilmington, Delaware 19801, with a copy to the General Counsel of Flagship Credit Corporation, 1 International Plaza, Philadelphia, Pennsylvania 19113, or at such other address previously furnished in writing to the Indenture Trustee and the Insurer by the Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee and the Insurer; or

          (iii) the Insurer by the Issuer or the Indenture Trustee shall be sufficient for any purpose hereunder if in writing and mailed by registered mail or personally delivered or telecopied to the recipient as follows:

          To the Insurer:

          MBIA Insurance Corporation
          113 King Street
          Armonk, New York 10504
          Attention: Insured Portfolio Management - Structured Finance
                     (Flagship Auto Receivables Owner Trust 1999-2)
          Confirmation: (914) 273-4545
          Telecopy Nos.:(914) 765-3810

     (b) Notices required to be given to the Rating Agencies by the Issuer or the Indenture Trustee shall be in writing, personally delivered, delivered by overnight courier or mailed certified mail, return receipt requested to (i) in the case of Moody's, at the following address: Moody's Investors Service, Inc., 99 Church Street, New York, New York 10004, Attention: ABS Monitoring Dept.;
(ii) in the case of S&P, at the following address: Standard & Poor's Ratings Group, a Division of The McGraw Hill Companies, 55 Water Street, 40th Floor, New York, New York 10041, Attention: Asset-Backed Surveillance Department; or in the case of DCR, at the following address: Duff & Phelps Credit Rating Co., 17 State Street, 12th Floor, New York, New York 10004, Attention: Asset-Backed Monitoring Group; or as to each of the foregoing, at such address as shall be designated by written notice to other parties.


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


     SECTION 13.05 Notices to Noteholders Waiver.

     (a) Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise expressly provided herein) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

     (b) Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

     (c) In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

     (d) Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

     SECTION 13.06 Alternate Payment and Notice Provisions.

     (a) Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Note Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices, provided that such methods are reasonable and consented to by the Indenture Trustee (which consent shall not be unreasonably withheld). The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

     SECTION 13.07 Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.


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


     SECTION 13.08 Successors and Assigns.

     All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors.

     SECTION 13.09 Severability.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 13.10 Benefits of Indenture.

     The Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Indenture, and shall be entitled to rely upon and directly to enforce such provisions of this Indenture so long as no Insurer Default shall have occurred and be continuing. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other person with an ownership interest in any part of the Series Pool, any benefit or any legal or equitable right, remedy or claim under this Indenture. The Insurer may disclaim any of its rights and powers under this Indenture (in which case the Indenture Trustee may exercise such right or power hereunder), but not its duties and obligations under the Policy, upon delivery of a written notice to the Indenture Trustee.

     SECTION 13.11 Counterparts.

     This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 13.12 Recording of Indenture.

     If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee and the Insurer) to the effect that such recording is necessary either for the protection of the Noteholders or any other person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture or to the Collateral Agent under the Spread Account Agreement.


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


     SECTION 13.13 Issuer Obligation.

     No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Sellers, the Servicer or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Originator, the Servicer or the Indenture Trustee in its individual capacity, (ii) any owner of a legal or beneficial interest in the Issuer or (iii) any affiliate, partner, owner, beneficiary, agent, officer, director, employee or agent of the Originator, the Servicer or the Indenture Trustee in its individual capacity, any holder of a legal or beneficial interest in the Issuer, the Originator, the Servicer or the Indenture Trustee or of any successor or assign of the Originator, the Servicer or the Indenture Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee has no such obligations in its individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     SECTION 13.14 No Petition.

     The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note or a beneficial interest therein, hereby covenant and agree that they will not at any time institute against Flagship LLC, the Depositor, the Special Member or the Issuer, or join in any insolvency proceeding against Flagship LLC, the Depositor, the Special Member or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Transaction Documents.

     SECTION 13.15 Inspection.

     The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee or of the Insurer, during the Issuer's normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

     SECTION 13.16 Legal Holidays.

     In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

     SECTION 13.17 Governing Law.

     THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 13.18 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     SECTION 13.19 Limitation of Liability. Notwithstanding any other provision herein or elsewhere, this Indenture has been executed and delivered by First Union National Bank, not in its individual capacity, but solely in its capacity as Owner Trustee of the Issuer, and in no event shall First Union National Bank have any liability (except with respect to its own grossly negligent action or failure to act) in respect of the representations, warranties, or obligations of the Issuer or the Owner Trustee hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Issuer, and for all purposes of this Indenture and each other document, First Union National Bank shall be entitled to the benefits of the Amended and Restated Trust Agreement of the Issuer.

     The provisions of TIA ss.ss. 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

     IN WITNESS WHEREOF, the Issuer, the Servicer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, hereunto duly authorized, all as of the day and year first above written.

                                FLAGSHIP AUTO RECEIVABLES OWNER
                                TRUST 1999-2, as Issuer

                                By: FIRST UNION NATIONAL BANK, not in
                                    its individual capacity, but solely as Owner
                                    Trustee

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                HARRIS TRUST AND SAVINGS BANK,
                                    as Indenture Trustee

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                FLAGSHIP CREDIT CORPORATION,
                                    as Servicer

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                                                     EXHIBIT A-1

                            [Form of Class A-1 Note]


REGISTERED                                                          $117,000,000
No. R-A-1

                       SEE REVERSE FOR CERTAIN DEFINITIONS



                                                           CUSIP NO. 33841F AA 8

     Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.


                  FLAGSHIP AUTO RECEIVABLES OWNER TRUST 1999-2

                       CLASS A-1 6.420% ASSET-BACKED NOTES

     Flagship Auto Receivables Owner Trust 1999-2 (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ONE HUNDRED SEVENTEEN MILLION DOLLARS payable on each Payment Date in an amount equal to the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-1 Notes pursuant to Section 3.01 and Section 4.07 or 4.08 of the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the November 2002 Payment Date (the "Class A-1 Final Scheduled Maturity Date"). The Issuer will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date). Interest on this Note

                                      A-1-1
will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such current Payment Date; provided that for the December 1999 Payment Date interest will accrue for the number of days from and including November 24, 1999 to but excluding December 20, 1999. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

     The Notes are entitled to the benefits of a financial guaranty insurance policy (the "Note Policy") issued by MBIA Insurance Corporation (the "Insurer"), pursuant to which the Insurer has unconditionally guaranteed payments of the Noteholders' Interest Payment Amount on each Payment Date and the Outstanding Amount on the related Final Scheduled Maturity Date, all as more fully set forth in the Indenture.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.


                                      A-1-2

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the date set forth below.



                           FLAGSHIP AUTO RECEIVABLES OWNER TRUST 1999-2

                           By: FIRST UNION NATIONAL BANK, not in its
                               individual capacity, but solely as Owner Trustee


                           By:
                               --------------------------------------------
                               Name:
                               Title:


                                      A-1-3

                                [REVERSE OF NOTE]

     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-1 6.420% Asset-Backed Notes (herein called the "Class A-1 Notes"), all issued under an Indenture dated as of November 1, 1999 (such indenture, as supplemented or amended, is herein called the "Indenture"), among the Issuer, Flagship Credit Corporation, as Servicer (the "Servicer") and Harris Trust and Savings Bank, as indenture trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

     The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (together, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

     Principal of the Class A-1 Notes will be payable on each Payment Date in an amount described on the face hereof. "Payment Date" means the eighteenth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing on December 20, 1999.

     As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Class A-1 Final Scheduled Maturity Date and the Redemption Date, if any, pursuant to Section 12. 01 of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable (i) on the date on which an Event of Default shall have occurred and be continuing so long as an Insurer Default shall not have occurred and be continuing or (ii) if an Insurer Default shall have occurred and be continuing, on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the Notes representing at least a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 7.02 of the Indenture. All principal payments on the Class A-1 Notes shall be made pro rata to the Class A-1 Noteholders entitled thereto.

     Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Holder of this Note (or one or more Predecessor Notes) in the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one


                                     A-1-4
or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not rated hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the Record Date preceding such Payment Date by notice mailed prior to such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in Chicago, Illinois.

     The Issuer shall pay interest on overdue installments of interest at the Class A-1 Interest Rate to the extent lawful.

     As provided in the Indenture, the Notes may be redeemed pursuant to Section
12.01 of the Indenture, in whole, but not in part, at the option of the Seller (with the consent of the Insurer under certain circumstances), on any Payment Date on or after the date on which the Outstanding Amount is less than or equal to 10% of the initial aggregate principal amount of the Notes.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar which requirements include membership or participation in Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Seller, the Servicer, the Depositor, the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Issuer, the Seller, the Servicer, the Depositor, the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Seller, the Servicer, the Depositor, the Special Member, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Issuer, the Seller,


                                     A-1-5
the Servicer, the Depositor, the Special Member, the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees by accepting the benefits of the Indenture that such Noteholder will not at any time institute against the Issuer, the Seller, the Special Member or the Depositor or join in any institution against the Issuer, the Seller, the Special Member or the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Transaction Documents.

     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and the Insurer and any agent of the Issuer, the Indenture Trustee or the Insurer may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Insurer and of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

     The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

                                     A-1-6

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

     No reference herein to the indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

     Anything herein to the contrary notwithstanding, except as expressly provided in the indenture or the Transaction Documents, neither the Owner Trustee in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee for the sole purposes of binding the interests of the Owner Trustee in the assets of the Issuer. The Holder of this Note by the acceptance hereof agrees that except as expressly provided in the Indenture or the Transaction Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.



                                     A-1-7

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.



Dated:                                                                       (1)
      ------------------                          ------------------------------
                                                  Signature Guaranteed:



--------
(1) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.


                                     A-1-8

                                                                     EXHIBIT A-2

                            [Form of Class A-2 Note]


REGISTERED                                                           $60,000,000
No. R-A-2

                       SEE REVERSE FOR CERTAIN DEFINITIONS

                                                           CUSIP NO. 33841F AB 6

     Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                  FLAGSHIP AUTO RECEIVABLES OWNER TRUST 1999-2

                       CLASS A-2 6.705% ASSET-BACKED NOTES

     Flagship Auto Receivables Owner Trust 1999-2 (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of SIXTY MILLION DOLLARS payable on each Payment Date in an amount equal to the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-2 Notes pursuant to Section 3.01 and Section 4.07 or 4.08 of the Indenture provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the January 2004 Payment Date (the "Class A-2 Final Scheduled Maturity Date"). The Issuer will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date). Interest on this Note will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such current Payment


                                     A-2-1

Date; provided that for the December 1999 Payment Date interest will accrue for the number of days from and including November 24, 1999 to but excluding December 20, 1999 (assuming that there are 30 days in each month of the year). Interest will be calculated on the basis of a 360-day year of twelve 30- day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

     The Notes are entitled to the benefits of a financial guaranty insurance policy (the "Note Policy") issued by MBIA Insurance Corporation (the "Insurer"), pursuant to which the Insurer has unconditionally guaranteed payments of the Noteholders' Interest Payment Amount on each Payment Date and the Outstanding Amount on the related Final Scheduled Maturity Date, all as more fully set forth in the Indenture.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.



                                      A-2-2

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the date set forth below.

                                FLAGSHIP AUTO RECEIVABLES OWNER
                                TRUST 1999-2

                                By: FIRST UNION NATIONAL BANK, not in its
                                individual capacity, but solely as Owner Trustee


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:



                                      A-2-3

                                (REVERSE OF NOTE]

     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-2 6.705% Asset-Backed Notes (herein called the "Class A-2 Notes"), all issued under an Indenture dated as of November 1, 1999 (such indenture, as supplemented or amended, is herein called the "Indenture"), among the Issuer, Flagship Credit Corporation, as Servicer (the "Servicer") and Harris Trust and Savings Bank, as indenture trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

     The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (together, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

     Principal of the Class A-2 Notes will be payable on each Payment Date in an amount described on the face hereof. "Payment Date" means the eighteenth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing on December 20, 1999.

     As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Class A-2 Final Scheduled Maturity Date and the Redemption Date, if any, pursuant to Section 12.01 of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable (i) on the date on which an Event of Default shall have occurred and be continuing so long as an Insurer Default shall not have occurred and be continuing or (ii) if an Insurer Default shall have occurred and be continuing, on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the Notes representing at least a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 7.02 of the Indenture. All principal payments on the Class A-2 Notes shall be made pro rata to the Class A-2 Noteholders entitled thereto.

     Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Holder of this Note (or one or more Predecessor Notes) in the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one


                                     A-2-4
or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the Record Date preceding such Payment Date by notice mailed prior to such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in Chicago, Illinois.

     The Issuer shall pay interest on overdue installments of interest at the Class A-2 Interest Rate to the extent lawful.

     As provided in the Indenture, the Notes may be redeemed pursuant to Section
12.01 of the Indenture, in whole, but not in part, at the option of the Seller (with the consent of the Insurer under certain circumstances), on any Payment Date on or after the date on which the Outstanding Amount is less than or equal to 10% of the initial aggregate principal amount of the Notes.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar which requirements include membership or participation in Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Seller, the Servicer, the Depositor, the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Issuer, the Seller, the Servicer, the Depositor, the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Seller,


                                     A-2-5
the Servicer, the Depositor, the Special Member, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Issuer, the Seller, the Servicer, the Depositor, the Special Member, the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees by accepting the benefits of the Indenture that such Noteholder will not at any time institute against the Issuer, the Seller, the Special Member or the Depositor or join in any institution against the Issuer, the Seller, the Special Member or the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Transaction Documents.

     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and the Insurer and any agent of the Issuer, the Indenture Trustee or the Insurer may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Insurer and of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

     The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.


                                     A-2-6

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

     Anything herein to the contrary notwithstanding, except as expressly provided in the Indenture or the Transaction Documents, neither the Owner Trustee in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee for the sole purposes of binding the interests of the Owner Trustee in the assets of the Issuer. The Holder of this Note by the acceptance hereof agrees that except as expressly provided in the Indenture or the Transaction Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.



                                     A-2-7

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.



Dated:                                                                       (2)
      ------------------                           -----------------------------
                                                        Signature Guaranteed:


--------
(2) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.



                                     A-2-8

                                                                     EXHIBIT A-3

                            [Form of Class A-3 Note]

REGISTERED                                                           $43,000,000

No. R-A-3


                       SEE REVERSE FOR CERTAIN DEFINITIONS

                                                           CUSIP NO. 33841F AC 4

     Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                  FLAGSHIP AUTO RECEIVABLES OWNER TRUST 1999-2

                       CLASS A-3 6.835% ASSET-BACKED NOTES

     Flagship Auto Receivables Owner Trust 1999-2 (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of FORTY THREE MILLION DOLLARS payable on each Payment Date in an amount equal to the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-3 Notes pursuant to Section 3.01 and Section 4.07 or 4.08 of the Indenture provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the November 2004 Payment Date (the "Class A-3 Final Scheduled Maturity Date"). The Issuer will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date). Interest on this Note will accrue



                                     A-3-1
for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such current Payment; provided that for the December 1999 Payment Date interest will accrue for the number of days from and including November 24, 1999 to but excluding December 20, 1999 (assuming that there are 30 days in each month of the year). Interest will be calculated on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

     The Notes are entitled to the benefits of a financial guaranty insurance policy (the "Note Policy") issued by MBIA Insurance Corporation (the "Insurer"), pursuant to which the Insurer has unconditionally guaranteed payments of the Noteholders' Interest Payment Amount on each Payment Date and the Outstanding Amount on the related Final Scheduled Maturity Date, all as more fully set forth in the Indenture.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.


                                     A-3-2

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the date set forth below.

                                FLAGSHIP AUTO RECEIVABLES OWNER
                                TRUST 1999-2

                                By: FIRST UNION NATIONAL BANK, not in its
                                individual capacity, but solely as Owner Trustee



                                By:
                                    --------------------------------------------
                                    Name:
                                    Title:




                                     A-3-3

                                [REVERSE OF NOTE]

     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-3 6.835% Asset-Backed Notes (herein called the "Class A-3 Notes"), all issued under an Indenture dated as of March 1, 1999 (such indenture, as supplemented or amended, is herein called the "Indenture"), among the Issuer, Flagship Credit Corporation, as Servicer (the "Servicer") and Harris Trust and Savings Bank, as indenture trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

     The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (together, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

     Principal of the Class A-3 Notes will be payable on each Payment Date in an amount described on the face hereof. "Payment Date" means the eighteenth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing on December 20, 1999.

     As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Class A-3 Final Scheduled Maturity Date and the Redemption Date, if any, pursuant to Section 12.01 of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable (i) on the date on which an Event of Default shall have occurred and be continuing so long as an Insurer Default shall not have occurred and be continuing or (ii) if an Insurer Default shall have occurred and be continuing, on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the Notes representing at least a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 7.02 of the Indenture. All principal payments on the Class A-3 Notes shall be made pro rata to the Class A-3 Noteholders entitled thereto.

     Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Holder of this Note (or one or more Predecessor Notes) in the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one


                                     A-3-4
or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the Record Date preceding such Payment Date by notice mailed prior to such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in Chicago, Illinois.

     The Issuer shall pay interest on overdue installments of interest at the Class A-3 Interest Rate to the extent lawful.

     As provided in the Indenture, the Notes may be redeemed pursuant to Section
12.01 of the Indenture, in whole, but not in part, at the option of the Seller (with the consent of the Insurer under certain circumstances), on any Payment Date on or after the date on which the Outstanding Amount is less than or equal to 10% of the initial aggregate principal amount of the Notes.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar which requirements include membership or participation in Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Seller, the Servicer, the Depositor, the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Issuer, the Seller, the Servicer, the Depositor, the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Seller, the Servicer, the Depositor, the Special Member, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Issuer, the Seller,


                                     A-3-5
the Servicer, the Depositor, the Special Member, the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder will not at any time institute against the Issuer, the Seller, the Special Member or the Depositor or join in any institution against the Issuer, the Seller, the Special Member or the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Transaction Documents.

     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and the Insurer and any agent of the Issuer, the Indenture Trustee or the Insurer may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Insurer and of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

     The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.


                                     A-3-6

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

     Anything herein to the contrary notwithstanding, except as expressly provided in the Indenture or the Transaction Documents, neither the Owner Trustee in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee for the sole purposes of binding the interests of the Owner Trustee in the assets of the Issuer. The Holder of this Note by the acceptance hereof agrees that except as expressly provided in the Indenture or the Transaction Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.



                                     A-3-7

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.



Dated:                                                                       (3)
      --------------------------                 -------------------------------
                                                      Signature Guaranteed:



--------
(3) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.



                                     A-3-8

                                                                     EXHIBIT A-4

                            [Form of Class A-4 Note]

REGISTERED                                                           $30,000,000

No. R-A-4

                       SEE REVERSE FOR CERTAIN DEFINITIONS

                                                           CUSIP NO. 33841F AD 2

     Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                  FLAGSHIP AUTO RECEIVABLES OWNER TRUST 1999-2

                       CLASS A-4 6.900% ASSET-BACKED NOTES

     Flagship Auto Receivables Owner Trust 1999-2 (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [THIRTY MILLION DOLLARS] payable on each Payment Date in an amount equal to the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-4 Notes pursuant to Section 3.01 of the Indenture and Section 4.07 or 4.08 of the Indenture, provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the May 2006 Payment Date (the "Class A-4 Final Scheduled Maturity Date"). The Issuer will pay interest on this Note at the rate per annum, shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date). Interest on this Note will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such


                                     A-4-1
current Payment Date; provided that for the December 1999 Payment Date interest will accrue for the number of days from and including November 24, 1999 to but excluding December 20, 1999 (assuming that there are 30 days in each month of the year). Interest will be calculated on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

     The Notes are entitled to the benefits of a financial guaranty insurance policy (the "Note Policy") issued by MBIA Insurance Corporation (the "Insurer"), pursuant to which the Insurer has unconditionally guaranteed payments of the Noteholders' Interest Payment Amount on each Payment Date and the Outstanding Amount on the related Final Scheduled Maturity Date, all as more fully set forth in the Indenture.

     Reference is made to the farther provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.




                                     A-4-2

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the date set forth below.

                            FLAGSHIP AUTO RECEIVABLES OWNER TRUST 1999-2

                            By: FIRST UNION NATIONAL BANK, not in its individual
                                capacity, but solely as Owner Trustee

                            By:
                               --------------------------------------------
                               Name:
                               Title:




                                     A-4-3

                                [REVERSE OF NOTE]

     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-4 6.900% Asset-Backed Notes (herein called the "Class A-4 Notes"), all issued under an Indenture dated as of March 1, 1999 (such indenture, as supplemented or amended, is herein called the "Indenture"), among the Issuer, Flagship Credit Corporation, as Servicer (the "Servicer") and Harris Trust and Savings Bank, as indenture trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

     The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (together, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

     Principal of the Class A-4 Notes will be payable on each Payment Date in an amount described on the face hereof. "Payment Date" means the eighteenth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing on December 20, 1999.

     As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Class A-4 Final Scheduled Maturity Date and the Redemption Date, if any, pursuant to Section 12.01 of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable (i) on the date on which an Event of Default shall have occurred and be continuing so long as an Insurer Default shall not have occurred and be continuing or (ii) if an Insurer Default shall have occurred and be continuing, on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the Notes representing at least a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 7.02 of the Indenture. All principal payments on the Class A-4 Notes shall be made pro rata to the Class A-4 Noteholders entitled thereto.

     Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Holder of this Note (or one or more Predecessor Notes) in the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one


                                     A-4-4
or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the Record Date preceding such Payment Date by notice mailed prior to such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in Chicago, Illinois.

     The Issuer shall pay interest on overdue installments of interest at the Class A-4 Interest Rate to the extent lawful.

     As provided in the Indenture, the Notes may be redeemed pursuant to Section
12.01 of the Indenture, in whole, but not in part, at the option of the Seller (with the consent of the Insurer under certain circumstances), on any Payment Date on or after the date on which the Outstanding Amount is less than or equal to 10% of the initial aggregate amount of the Notes.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar which requirements include membership or participation in Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Seller, the Servicer, the Depositor, the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Issuer, the Seller, the Servicer, the Depositor, the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Seller, the Servicer, the Depositor, the Special Member, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Issuer, the Seller,


                                     A-4-5
the Servicer, the Depositor, the Special Member, the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder will not at any time institute against the Issuer, the Seller, the Special Member or the Depositor or join in any institution against the Issuer, the Seller, the Special Member or the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Transaction Documents.

     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and the Insurer and any agent of the Issuer, the Indenture Trustee or the Insurer may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Insurer and of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

     The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.



                                     A-4-6

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall after or impair the obligation of the Issuer, which is absolute and unconditional to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

     Anything herein to the contrary notwithstanding, except as expressly provided in the Indenture or the Transaction Documents, neither the Owner Trustee in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee for the sole purposes of binding the interests of the Owner Trustee in the assets of the Issuer. The Holder of this Note by the acceptance hereof agrees that except as expressly provided in the Indenture or the Transaction Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.


                                     A-4-7

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.



Dated:                                                                       (4)
      --------------------------                   -----------------------------
                                                        Signature Guaranteed:
--------

(4) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.


                                     A-4-8

                                                                       EXHIBIT B

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class Notes referred to in the within-mentioned
Indenture.

Date: November 24, 1999

                                         HARRIS TRUST AND SAVINGS BANK,
                                             as Indenture Trustee

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT C

                              DOCUMENT RELEASE FORM

                                                               __________, 199__


Harris Trust and Savings Bank
311 West Monroe Street
Chicago, Illinois 60606

          Re: Indenture dated as of November 1, 1999 by and among Flagship Auto Receivables Owner Trust 1999-2, Harris Trust and Savings Bank and Flagship Credit Corporation (the "Indenture")
               ---------------------------------------------

Ladies & Gentlemen:

     In connection with the servicing and administration of the pool of Loans held by you as Indenture Trustee for the Noteholders under the Indenture, we request the release, and acknowledge receipt of the (Loan Files [specify documents]) for the Loan described below, for the reason indicated.

Borrower's Name, Address & Zip Code

Borrower's Loan Number:

Reason for Requesting Documents (check one)

______ Loan Repurchased or Substituted
______ Loan Paid in Full
______ Loan Liquidated
______ Loan in Foreclosure
______ Other, including release of collateral contemplated by the Servicing
______ Agreement or in Loan Documents (explain):

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

     If the Loan is being paid in full or liquidated, and if all or part of the Loan File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Loan.

     If the Loan is in Foreclosure the box "Other (explain)" above is checked, upon our return of all of the above documents to you as Indenture Trustee, please acknowledge your receipt by signing in the space indicated below and returning this form.


                                         SERVICER:

                                         FLAGSHIP CREDIT CORPORATION


                                         By
                                            ------------------------------------
                                         Name:
                                         Title:



Documents Receipt Acknowledged:

HARRIS TRUST AND SAVINGS BANK,
as Indenture Trustee



By
  -------------------------------------
Name:
Title:


                                       C-2